STOCK PURCHASE AGREEMENT
                            ------------------------


THIS STOCK PURCHASE AGREEMENT is made as of this _____ day of ______________, 2000, by, between and among WILLIAM VALENTZ ("W. Valentz") and BARRY VINES ("B. Vines") (W. Valentz hereinafter referred as "Seller No. 1", and B. Vines hereinafter referred to as "Seller No. 2") and POMEROY COMPUTER RESOURCES, INC., a Delaware corporation ("Purchaser").

                              W I T N E S S E T H :

WHEREAS, Seller No. 1 owns all of the issued and outstanding shares of Val Tech Computer Systems, Inc., an Alabama corporation, which is engaged in the leasing of computer systems and peripheral equipment doing business throughout the State of Alabama and adjoining states:

WHEREAS, Seller No. 1 owns all the issued and outstanding voting common shares and Seller No. 2 owns all the issued and outstanding non-voting common shares of TheLinc Corporation, a Nevada corporation, which is a full service provider of a variety of e-consulting and integrated network development, support and management services for installed voice and data systems to large and medium sized commercial, governmental and other professional customers throughout the State of Alabama and adjoining states, as follows:

               W.  Valentz             -          700,000 voting common shares
               B.  Vines               -          300,000  non-voting  common
shares

               Total                    -         1,000,000  shares

WHEREAS, Seller No. 1 desires to sell and Purchaser desires to purchase all the Company No. 1 Shares owned by Seller No. 1, and Seller No. 1 and Seller No. 2 desire to sell and Purchaser desires to purchase all of the Company No. 2 Shares owned by Seller No. 1 and Seller No. 2, and Seller No. 1 and Seller No. 2 and
Purchaser  desire  to  engage  in  the  other  transactions provided for herein.

NOW, THEREFORE, in and for the consideration of the mutual promises and undertakings herein contained, and subject to the terms and conditions hereinafter set forth, the Parties agree as follows:

                                    ARTICLE I

1.       Definitions.As used herein the following terms shall have the following
         -----------
         meanings,  respectively:

1.01     Accounts Receivable:  All notes and accounts receivable held by Company
         -------------------
         No. 1 or Company No. 2 or of which Company No. 1 or Company No. 2 is the beneficial holder and all notes, bonds and other evidences of indebtedness of and rights to receive payments from any Person held by Company No. 1 or Company No. 2.

1.02     Acquisition:  The purchase and sale of all the Company No. 1 Shares and
         -----------
         all the Company No. 2 Shares upon the terms and provisions, and subject to the conditions, set forth in this Agreement.

1.03     Affiliate:  Shall  have  the  meaning ascribed to such term in Rule 405
         ---------
         promulgated  under  the  Securities  Act  of  1933,  as  amended.

1.04     Affiliate Receivables:  Any account or note receivable or other payment
         ---------------------
         obligation owing to Company No. 1 or Company No. 2 by any officer, director, employee or Affiliate of Company No. 1 or Company No. 2.

1.05     Agreement:  This  Stock  Purchase  Agreement.
         ---------

1.06     Applicable  Law.  All  applicable  provisions of all (i) constitutions,
         ---------------
         treaties, statues, laws (including common law), rules, regulations, ordinances, codes or order of any Governmental Authority and (ii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

1.07     Book  Value No. 1:  The shareholders' equity of Company No. 1 as of the
         -----------------
         Closing Date as reported in Closing Balance Sheet No. 1, determined in accordance with Section 3.01.

1.08     Book  Value No. 2:  The shareholders' equity of Company No. 2 as of the
         -----------------
         Closing Date as reported in Closing Balance Sheet No. 2, determined in accordance with Section 3.01.

1.09     Book  Value Report(s):  Shall have the meaning defined in Section 3.01.
         ---------------------

1.10     Business  No.  1.  The  operations of Company No. 1 involving generally
         ----------------
         the  leasing  of  personal  computers  and  peripherals.

1.11     Business  No.  2.  The  operations of Company No. 2 involving generally
         ----------------
         the sale of goods, or the provision of services (including repair and maintenance services), relating to personal computers, client services, computer networks, communication equipment, other equipment related thereto, such as computer monitors, peripherals and all other individual components, operating systems and application software and other software (including software created for use on the Internet) created for use in tie-in arrangements, customer service and internal management systems for sales, delivery and support and any other business operations of Company No. 2.

1.12     Business  Day.  "Business  Day" shall mean a day other than a Saturday,
         -------------
         Sunday or other day on which commercial banks in Cincinnati, Ohio are authorized or required to close.

1.13     Closing:  The  consummation  of  the Acquisition on the Closing Date at
         -------
         the place of Closing hereinafter specified in accordance with the terms and conditions hereof.

1.14     Closing  Balance  Sheet  No. 1:   The balance sheet of Company No. 1 at
         ------------------------------
         the  date  of  the  Closing.

1.15     Closing  Balance  Sheet  No. 2:   The balance sheet of Company No. 2 at
         ------------------------------
         the  date  of  the  Closing.

1.16     Closing  Date:  The  date  on  which  the  Closing  shall  take  place,
         -------------
         determined  in  accordance  with  Article  XV.

1.17     Code:  The  Internal  Revenue  Code  of  1986,  as  amended.
         ----

1.18     Company  No.  1:  Val  Tech  Computer  Systems,  Inc.,  an  Alabama
         ---------------
         corporation.

1.19     Company  No.  2:  TheLinc  Corporation,  a  Nevada  corporation.
         ---------------

1.20     Company  No.  1's  and  Company No. 2's Accountant: Company No. 1's and
         --------------------------------------------------
         Company No. 2's accountant shall mean Warren, Averett, Kimbrough & Marino, LLC.

1.21     Company  No.  1  Personnel:  Shall  mean  current  or former employees,
         --------------------------
         officers,  directors  or  consultants  of  Company  No.  1.

1.22     Company  No.  2  Personnel:  Shall  mean  current  or former employees,
         --------------------------
         officers,  directors  or  consultants  of  Company  No.  2.

1.23     Company  No.  1  Shares:  All the issued and outstanding common shares,
         -----------------------
         with  a  par  value  of  $1.00  per  share,  of  Company  No.  1.

1.24     Company  No.  2  Voting  Shares:  All the issued and outstanding voting
         -------------------------------
         common  shares,  at  1/10th  of  1 ($.001) par value, of Company No. 2.

1.25     Company  No.  2  Non-Voting  Shares:  All  the  issued  and outstanding
         -----------------------------------
         non-voting  common  shares, at 1/10th of 1 par value, of Company No. 2.

1.26     Contracts.  Shall  have  the  meaning  defined  in  Section  4.09(a).
         ---------

1.27     Consent.  Any  consent, approval, authorization, waiver, permit, grant,
         -------
         franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person.

1.28     Court:  A  Court is any federal, state, municipal, domestic, foreign or
         -----
         any other governmental tribunal or an arbitrator or person with similar power or authority.

1.29     Disclosure  Schedule:  The  schedule  dated  as  of  the  date  hereof,
         --------------------
         prepared pursuant to Article IV, copies of which have been signed by Seller No. 1 and Seller No. 2, as applicable, and delivered to Purchaser.

1.30     NPBT  of  Company No. 2.  The net profit before taxes of Company No. 2,
         -----------------------
         without incorporating any gains or losses realized on the disposition of assets other than in the ordinary course of business. The NPBT of Company No. 2 for all applicable periods under Section 2.05 will be determined in accordance with GAAP.

1.31     NPBT  Threshold.  Shall  have  the  meaning  set forth in Section 2.03.
         ---------------

1.32     Employee  Benefit  Plans:  Shall mean all pension, annuity, retirement,
         ------------------------
         stock option, stock purchase, savings, profit sharing or deferred compensation plans or agreements, any retainer, consultant, bonus, group insurance, welfare, health and disability plan, fringe benefit or other incentive or benefit contract, plan, or commitment or arrangement applicable to Company No. 1 Personnel or Company No. 2 Personnel.

1.33     Employees:  With respect to Company No. 1, shall mean all full-time and
         ---------
         part-time employees of Company No. 1. With respect to Company No. 2, shall mean all full-time and part-time employees of Company No. 2.

1.34     Employee  Contracts:  All  employment contracts, consulting agreements,
         -------------------
         and collective bargaining agreements or related agreements with respect to Employees of Company No. 1 or Company No. 2.

1.35     Environmental  Laws:  Shall mean all federal, state or local judgments,
         -------------------
         decrees, orders, laws, licenses, ordinances, rules or regulations pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery Act (42 U.S.C. Sec.1801, et seq.) ("RCRA"), the Comprehensive Environmental
                            -------
         Response, Compensation and Liability Act of 1980, as amended, (42 U.S.C. Sec.9601, et seq.) ("CERCLA"), the Superfund Amendment and
                            -------
         Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act (33 U.S.C. Sec.1251, et seq.), the Federal Clean Air Act (33 U.S.C.
                            -------
         Sec.7401,  et  seq.),  the  Toxic  Substances  Control  Act  (15 U.S.C.
                    -------
         Sec.7401,  et  seq.) the Federal Insecticide, Fungicide and Rodenticide
                    -------
         Act (7 U.S.C. Sec.136, et seq.) and the Occupational Safety and Health Act (29 U.S.C. Sec.651, et seq.).

1.36     Environmental  Liabilities  and  Costs:  All  Losses, whether direct or
         --------------------------------------
         indirect, known or unknown, current or potential, past, present or future, imposed by, under or pursuant to Environmental Laws, including, without limitation, all Losses related to Remedial Actions, and all fees, disbursements and expenses of counsel, experts, personnel and consultants based on, arising out of or otherwise in respect of: (i) the ownership or operation of Business No. 1 or Business No. 2, the Leased Real Property or any other real properties, assets, equipment or facilities, by Company No. 1 or Company No. 2, as applicable, or any of their respective predecessors or Affiliates; (ii) the environmental conditions existing on the Closing Date on, under, above, or about any Leased Real Property or any other real properties, assets, equipment or facilities currently or previously owned, leased or operated by Company No. 1 or Company No. 2, as applicable, or any of their respective predecessors or Affiliates; and (iii) expenditures necessary to cause any Leased Real Property or any aspect of Business No. 1 or Business No. 2 to be in compliance with any and all requirements of Environmental Laws as of the Closing Date, including, without limitation, all Environmental Permits issued under or pursuant to such Environmental Laws, and reasonably necessary to make full economic use of any Leased Real Property.

1.37     Environmental  Permits:  Any  federal, state and local permit, license,
         ----------------------
         registration, consent, order, administrative consent order, certificate, approval or other authorization with respect to Company No. 1 or Company No. 2 necessary for the conduct of Business No. 1 and/or Business No. 2 as currently conducted or previously conducted under any Environmental Law.

1.38     ERISA:  The  Employee  Retirement  Income  Security  Act  of  1974,  as
         -----
         amended.

1.39     GAAP:  Generally accepted accounting principles in effect in the United
         ----
         States  consistently  applied  throughout  the  periods  involved.

1.40     Governmental  Approval:  Any  Consent of, with or from any Governmental
         ----------------------
         Authority.

1.41     Governmental  Authority:  Any  nation or government, any state or other
         -----------------------
         political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

1.42     Hazardous  Materials:  Shall mean any hazardous waste, as defined by 42
         --------------------
         U.S.C. Sec.6903(5), any hazardous substances or wastes as defined by 42 U.S.C. Sec.9601(14), any pollutant or contaminant as defined by 42 U.S.C. Sec.9601(33) or any toxic substances or wastes, oil or hazardous material or other chemicals or substances regulated by any public or Governmental Authority.

1.43     Indemnifying  Party:  Shall  have  the  meaning  defined  in  Section
         -------------------
         12.06(a).

1.44     Intellectual  Property:  Any  and  all  United States and foreign:  (a)
         ----------------------
         patents (including reexaminations, design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, provisional applications, reissues, divisions, continuations, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto; (b) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof; (c) copyrights (including software) and registrations thereof including Company No. 1's and/or Company No. 2's name; (d) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (e) mask work and other semiconductor chip rights and registrations thereof; (f) intellectual property rights similar to any of the foregoing; (g) copies and tangible embodiments thereof (in whatever form or medium, including electronic media); and (h) the Internet address and website of Company No. 1 and/or Company No. 2, respectively.

1.45     Inventories:  All  inventories  of  raw  materials,  work  in  process,
         -----------
         finished products, goods, spare parts, office and other supplies, including any of such inventories held at any location controlled by Company No. 1 and/or Company No. 2 or at any other location (pursuant to conditional sales agreements, consignment arrangements or in any bailment or otherwise) and any such items previously purchased and in transit to Company No. 1 or Company No. 2 at any such locations.

1.46     Leased  Real Property:  Shall mean all interests leased pursuant to the
         ---------------------
         Leases.

1.47     Leases:  Shall  mean  all real property leases, subleases, licenses and
         ------
         occupancy agreements pursuant to which Company No. 1 and/or Company No. 2 is the lessee, sublessee, licensee or occupant which relate to or are being used in Business No. 1 and/or Business No. 2 and which are described on Disclosure Schedule 4.09.

1.48     Lien:  With  the  exception  of  Permitted  Liens,  a mortgage, pledge,
         ----
         hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including, without limitation, such that may arise under any Contracts.

1.49     Line of Credit Indebtedness No. 1:  Includes any indebtedness incurred,
         ---------------------------------
         incurable, or accrued pursuant to any of Company No. 1's financing arrangements, agreements, letters of credit and a line of credit with Regions Bank and any of its successors and assigns, all as set forth on Disclosure Schedule 1.49. Disclosure Schedule 1.49 shall set forth the principal balance and all accrued interest of such items on the date hereof.

1.50     Line of Credit Indebtedness No. 2:  Includes any indebtedness incurred,
         ---------------------------------
         incurable, or accrued pursuant to any of Company No. 2's financing arrangements, agreements, letters of credit and a line of credit with Deutsche Financial Services Corporation and any of its successors and assigns, all as set forth on Disclosure Schedule 1.50. Disclosure
         Schedule 1.50 shall set forth the principal balance and all accrued interest of such items on the date hereof.

1.51     Losses.  Any  and  all  losses,  liabilities,  damages, obligations and
         ------
         expenses arising as a result of the designated action or inaction, and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including, without limitation, attorney's fees and other expenses incurred in investigating or defending any claim, action, suit or proceeding and any and all amounts paid in settlement thereof) with respect to the designated action or inaction.

1.52     Notes:  The  two-year  subordinated  promissory notes payable to Seller
         -----
         No.  1  and  Seller  No.  2  as  more particularly described in Section
         2.07(b).

1.53     Other  Sellers  Documents:  The  agreements  and  other  documents  and
         -------------------------
         instruments  described  in  Sections  2.07,  6.01,  7.01  and  8.01.

1.54     Party or Parties:  Purchaser or Seller No. 1 or Seller No. 2, or any of
         ----------------
         them.

1.55     Party  to  Be  Indemnified:  as  defined  in  Section  12.06(a).
         --------------------------

1.56     Permitted  Liens.  Shall  mean and include any (i) matters described in
         ----------------
         detail and by item in Disclosure Schedule 1.57(i) to this Agreement and
         (ii) liens arising by operation of Applicable Law for taxes, assessments, labor, materials, and obligations not yet due or which are being contested in good faith, which contested items are set forth in detail in Disclosure Schedule 1.58(ii). The phrase "Permitted Liens" shall also include (a) liens imposed by mandatory provisions of Applicable Law such as carriers, materialmens, mechanics, warehousemens, landlords and other like liens arising in the ordinary course of business, securing obligations not yet due or which are being contested in good faith, which contested items are set forth in Disclosure Schedule 1.58, (b) liens arising in the ordinary course of business from pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of Taxes, and (c) good faith deposits in connection with bids, tenders, contracts or leases.

1.57     Person:  Any  natural  person,  firm,  partnership,  association,
         ------
         corporation, company, limited liability company, limited partnership, trust, business trust, Governmental Authority or other entity.

1.58     Post  Closing  Date:  Shall  have  the meaning defined in Section 3.01.
         -------------------

1.59     Purchase  Price  No.  1:  The  total consideration paid by Purchaser to
         -----------------------
Seller  No.  1  for  the  Company  No.  1  Shares  as  provided in Section 2.02.

1.60     Purchase  Price  No.  2.  The  total consideration paid by Purchaser to
         -----------------------
         Seller No. 1 and Seller No. 2 for the Company No. 2 Shares as provided in Section 2.03.

1.61     Pro  Forma  NPBT  of  Company  No.  1.  The  net profit before taxes of
         -------------------------------------
         Company No. 1 for the period commencing January 1, 2000 and ending January 5, 2001, without incorporating any gains or losses realized on the disposition of assets other than in the ordinary course of business. The determination of Pro Forma NPBT of Company No. 1 shall be made in accordance with the procedures set forth in Section 3.02.

1.62     Pro  Forma  NPBT  of  Company  No.  2.  The  net profit before taxes of
         -------------------------------------
         Company No. 2 for the period commencing January 1, 2000 and ending January 5, 2001, without incorporating any gains or losses realized on the disposition of assets other than in the ordinary course of business. In addition, the sum of Ninety-Five Thousand Dollars ($95,000.00) shall be added to such total as an adjustment to Pro Forma NBPT of Company No. 2 as agreed to by the Parties. The determination of Pro Forma NPBT of Company No. 2 shall be made in accordance with the procedures set forth in Section 3.02.

1.63     Remedial  Action:  All  actions required to (i) clean up, remove, treat
         ----------------
         or in any way remediate any Hazardous Materials; (ii) prevent the release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or
         (iii) perform studies, investigations and care related to (i) and (ii) above.

1.64     Spare  Parts:  All  replacements,  components,  devices,  equipment and
         ------------
         other similar items owned or held by Company No. 1 or Company No. 2 for use in connection with the repair, replacement, modification, customization or installation of goods and products applicable to Business No. 1 or Business No. 2.

1.65     Subsidiary:  Each corporation or other Person in which a Person owns or
         ----------
         controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interest or conferring the power to name the majority of the members to the board of directors or other governing body of the corporation or other Person or otherwise direct the management or policies thereof.

1.66     Tax  or Taxes:  Any federal, state, provincial, local, foreign or other
         -------------
         income, alternative, minimum, any taxes under Section 1374 of the Code, any taxes under Section 1375 of the Code, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental, including taxes under Section 59A of the
         Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto whether disputed or not).

1.67     Tax Return:  Any return, report, declaration, form, claim for refund or
         ----------
         information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

1.68     Vendor  Receivables:  Any amounts owing to Company No. 1 or Company No.
         -------------------
         2 from vendors of goods and products used in Business No. 1 or Business No. 2 resulting from discounts for prompt payment, volume discounts, promotional programs or similar vendor special pricing and term arrangements.

1.69     Year-End Financials No. 1:  The audited financial statements of Company
         -------------------------
         No. 1 for the twelve-month periods ending December 31, 1999 and December 31, 1998.

1.70     Year-End Financials No. 2:  The audited financial statements of Company
         -------------------------
         No. 2 for the twelve-month periods ending December 31, 1999 and December 31, 1998.


                                   ARTICLE II

2.     Purchase  of  Company  No.  1  Shares  and  Purchase  Price  No.  1.
       -------------------------------------------------------------------

2.01     Purchase  of  Company  No.  1  Shares.  Seller No. 1 agrees to sell and
         -------------------------------------
         transfer the Company No. 1 Shares to Purchaser, and Purchaser agrees to purchase the Company No. 1 Shares from Seller No. 1, on the Closing Date.

2.02     Purchase  Price  No. 1.  The Purchase Price No. 1 for the Company No. 1
         ----------------------
         Shares shall be One Million Dollars ($1,000,000.00), adjusted as follows:

         (a) To the extent that the Book Value No. 1 as reported on the Closing Balance Sheet No. 1 is less than $539,616.00, the
               Purchase Price No. 1 for the Company No. 1 Shares shall be decreased on a dollar-for-dollar basis to the extent of such deficit. To the extent that the Book Value No. 1 as reported on the Closing Balance Sheet No. 1 is greater than $539,616.00, the Purchase Price No. 1 for the Company No. 1 Shares shall be increased on a dollar-for-dollar basis to the extent of such increase. The determination of Book Value No. 1 shall be made in the manner provided in Section 3.01.

         (b) In the event that Pro Forma NPBT of Company No. 1 and Company No. 2 for the period commencing January 1, 2000 and ending January 5, 2001 is less than One Million Six Hundred Eighty-Three Thousand Eight Hundred Seventy-One Dollars ($1,683,871.00) in the aggregate, the Purchase Price No. 1 shall be decreased on a dollar-for-dollar basis equal to that Company No. 1's share (which percentage shall be determined by the contribution of Company No. 1 and Company No. 2 to the year 2000 Pro Forma NPBT, respectively) of the difference between One Million Six Hundred Eighty-Three Thousand Eight Hundred Seventy-One Dollars ($1,683,871.00) and the total of such Pro Forma NPBT of Company No. 1 and Company No. 2. The determination of Pro Forma NPBT of Company No. 1 and Company No. 2 shall be made in the manner provided for in Section 3.02 hereof. Any adjustment to the Purchase Price No. 1 under this Section shall be paid to Purchaser from the cash held in escrow as set forth in Section 2.07(b), and if such amount is insufficient, then from the cash paid to Seller No. 1 at closing.

2.03     Purchase  of  Company  No. 2 Voting Shares and Company No. 2 Non-Voting
         -----------------------------------------------------------------------
         Shares  and  Purchase  Price  No.  2.  Seller  No. 1 agrees to sell and
         -------------------------------------
         transfer Company No. 2 Voting Shares to Purchaser, and Seller No. 2 agrees to sell and transfer Company No. 2 Non-Voting Shares to Purchaser, and Purchaser agrees to purchase the Company No. 2 Voting Shares and the Company No. 2 Non-Voting Shares from Seller No. 1 and
         Seller  No.  2,  respectively,  on  the  Closing  Date.

2.04     Purchase  Price  No. 2.  The Purchase Price No. 2 for the Company No. 2
         ----------------------
         Voting Shares and the Company No. 2 Non-Voting Shares shall be Four Million Two Hundred Ninety Thousand Forty Dollars ($4,290,040.00), plus any amount that may be paid pursuant to Section 2.05, adjusted as follows:

         (a) To the extent that the Book Value No. 2 as reported on the Closing Balance Sheet No. 2 is less than $421,089.00, the Purchase Price No. 2 shall be decreased on a dollar-for-dollar basis to the extent of such deficit. To the extent that the Book Value No. 2 as reported on the Closing Balance Sheet No. 2 is greater than $421,089.00, the Purchase Price No. 2 shall be increased on a dollar-for-dollar basis to the extent of such excess. The determination of the Book Value No. 2 shall be made in the manner provided in Section 3.01.

         (b) In the event that Pro Forma NPBT of Company No. 1 and Company No. 2 for the period commencing January 1, 2000 and ending January 5, 2001 is less than One Million Six Hundred Eighty-Three Thousand Eight Hundred Seventy-One Dollars ($1,683,871.00) in the aggregate, the Purchase Price No. 2 shall be decreased on a dollar-for-dollar basis equal to that Company No. 2's share (which percentage shall be determined by the contribution of Company No. 1 and Company No. 2 to the year 2000 Pro Forma NPBT, respectively) of the difference between One Million Six Hundred Eighty-Three Thousand Eight Hundred Seventy-One Dollars ($1,683,871.00) and the total of such Pro Forma NPBT of Company No. 1 and Company No. 2. The determination of Pro Forma NPBT of Company No. 1 and Company No. 2 shall be made in the manner provided for in Section 3.02 hereof. Any adjustment to Purchase Price No. 2 under this Section shall be made to the Notes issued under Section 2.07(b).

2.05     Potential  Adjustment  to  Purchase  Price  No.  2.
         --------------------------------------------------

         If the NPBT of Company No. 2 (as hereinafter defined as Purchaser's Birmingham, Alabama Division) commencing upon the Closing Date and thereafter during fiscal years 2001, 2002, 2003, 2004 and 2005 exceed the applicable NPBT Threshold for such year set forth below:

                                       NPBT  Threshold
                                       ---------------

          Fiscal Year 2001 (e.g.
          January 6, 2001 to January
          5,  2002)                   -     $2,083,871.00
          Fiscal  Year  2002          -     $2,333,871.00
          Fiscal  Year  2003          -     $2,583,871.00
          Fiscal  Year  2004          -     $2,833,871.00
          Fiscal  Year  2005          -     $3,083.871.00

         Purchaser shall pay to Seller No. 1 and Seller No. 2 according to the percentages set forth in Section 2.07(a), by bank check or wire transfer within one hundred twenty (120) days following the end of the fiscal year, an amount equal to fifty percent (50%) of the NPBT of Purchaser's Birmingham, Alabama Division in excess of the NPBT Threshold for the applicable year or portion thereof, subject to a cumulative limitation of Five Million Six Hundred Thousand Dollars ($5,600,000.00) during such aggregate period. Any NPBT shortfall in any year shall not be offset against any excess NPBT in any subsequent year(s) hereunder, it being the intent of the parties that the NPBT Threshold set forth herein shall apply to each applicable year separately, subject, however, to the cumulative limitation of Five Million Six Hundred Thousand Dollars ($5,600,000.00) during such aggregate period. Such cash payment by Purchaser shall be additional Purchase Price for Company No. 2 Shares. Commencing January 6, 2001, 1.5% MAS royalty fee and a .3% Adfund fee on gross sales by Purchaser's Birmingham, Alabama Division shall be made incident to said determination. For each subsequent year described above in this paragraph for which Purchaser may be required to pay additional Purchase Price, the parties shall, in good faith, agree upon the MAS and Adfund royalty fee to be charged hereunder based on the level of services and support being provided by Purchaser to Purchaser's Birmingham, Alabama Division. Provided, however, such MAS royalty fee shall be 1.5% and the Adfund royalty fee shall be .3% if the parties are unable to come to an agreement for each subsequent year.

         For purposes of this Section 2.05, the term "Purchaser's Birmingham, Alabama Division" shall mean Business No. 2 acquired by Purchaser from Seller No. 1 and Seller No. 2 under this Agreement. In addition, commencing January 6, 2001, Purchaser's existing Birmingham, Alabama and Montgomery, Alabama branches shall be included within the definition of "Purchaser's Birmingham, Alabama Division". In addition, "Purchaser's Birmingham, Alabama Division" shall also include the northern panhandle of the State of Florida, as described on Exhibit A, excluding any revenues generated in the entire State of Florida from state and local governmental contracts originated with the state/local governments in Tallahassee, Florida. In addition, "Purchaser's Birmingham, Alabama Division shall include any revenues generated by such division from existing customers of Company No. 2 located outside the territory set forth above, which customers are set forth on Exhibit A, attached hereto. In the event that during the term of this Section 2.05, Purchaser would cause Company No. 2 to merge into Purchaser or any Affiliate of Purchaser, the term "Purchaser's Birmingham Division" shall also include such entity into which Company No. 2 is merged to the extent of such entity's Birmingham, Alabama Division. It being the intent of the parties to exercise good faith in the implementation of this provision in the event of the merger of Company No. 2 into Purchaser or any of its Affiliates during the term of this Agreement. The earn-out set forth in this Section 2.05 shall not apply to Company No. 1. Seller No. 1 shall use his best efforts to effectuate the relocation of Company No. 2's current Birmingham, Alabama location and Purchaser's current Birmingham, Alabama branch location into a new location located in the Greater Birmingham, Alabama area by the conclusion of the first quarter of 2001. Purchaser and Seller No. 1 shall use their best efforts to effectuate the implementation of Purchaser's ASTEA Accounting and Software
System  at  Company  No.  2  within  ninety  (90)  days  of  the  Closing.

         The NPBT of Company No. 2 shall be determined by the internally-generated financial statements of Company No. 2 determined in the manner set forth above in accordance with generally accepted accounting principles, consistently applied. Said determination of NPBT of Company No. 2 shall be subject to verification as described below. In addition, for purposes of determining NPBT of Company No. 2 for any particular year, except as noted above, no item of income or expense will be allocated by Purchaser to Company No. 2 unless such items are reasonably calculated to contribute to the increase in profits of Company No. 2, it being the intent of the parties that Purchaser shall exercise the utmost good faith with respect to allocations of income and expense to Company No. 2. Incident to the determination of NPBT of Company No. 2, no compensation of any executive or other employee of Purchaser or its respective affiliates who do not work directly for Company No. 2 shall be allocated to such division.

         Within ninety (90) days after the end of each fiscal year or period described herein, Purchaser will deliver to Seller No. 1 and Seller No. 2 a copy of the report of NPBT prepared by Purchaser for the subject period along with any supporting documentation reasonably requested by Seller No. 1 and Seller No. 2. Within thirty (30) days following delivery to Seller No. 1 and/or Seller No. 2 of such report, Seller No. 1 and Seller No. 2 shall have the right to object in writing to the results contained in such determination. If timely objection is not made by Seller No. 1 and Seller No. 2 to such determination, such determination shall become final and binding for purposes of this Agreement. If timely objection is made by Seller No. 1 and Seller No. 2 to Purchaser and Seller No. 1 and Seller No. 2 and Purchaser are able to resolve their differences in writing within thirty (30) days following the expiration of the thirty-day (30-day) period, then such determination shall become final and binding as it regards to this Agreement. If timely objection is made by Seller No. 1 and Seller No. 2 to Purchaser and Seller No. 1 and Seller No. 2 and Purchaser are unable to resolve their differences in writing within thirty (30) days following the expiration of the thirty-day (30-day) period, then all disputed matters pertaining to the report shall be submitted to and reviewed by an arbitrator (the "Arbitrator") which shall be an independent accounting firm selected by Purchaser and Seller No. 1 and Seller No. 2. If Purchaser and Seller No. 1 and Seller No. 2 are unable to agree promptly on an accounting firm to serve as the Arbitrator, each shall select by no later than the 30th day following the expiration of the sixty-day (60-day) period, an accounting firm, and the two selected accounting firms shall be instructed to select promptly another independent accounting firm, such newly selected firm to serve as the Arbitrator. The Arbitrator shall consider only the disputed matters pertaining to the determination and shall act promptly to resolve all disputed matters, and its decision with respect to all disputed matters shall be final and binding upon Seller No. 1 and Seller No. 2 and Purchaser. Expenses of the Arbitration shall be borne one-half ( ) by Purchaser and one-half ( ) by Seller No. 1 and Seller No. 2. Each party shall be responsible for its own attorney and accounting fees. The Parties agree that neither Company No. 1's nor Company No. 2's Accountant nor Purchaser's accountant shall serve as a selector of the Arbitrator or as an Arbitrator hereunder. In the event that a dispute arises concerning the NPBT determination for any applicable year hereunder, Purchaser agrees to pay any undisputed amount hereunder to Seller No. 1 and Seller No. 2 within the time period set forth above.

2.06     Payment  of  Purchase  Price  for  Company  No.  1  Shares.
         ----------------------------------------------------------

         (a) One Million Dollars ($1,000,000.00) shall be payable at Closing in cash or by bank or certified checks or wire transfer of Purchaser which amount shall be paid to Seller No. 1.

2.07     Payment  of  Purchase Price No. 2 for Company No. 2's Voting Shares and
         -----------------------------------------------------------------------
         for  Company  No.  2's  Non-Voting  Shares.
         -----------------------------------------

         (a) One Million Six Hundred Forty-Five Thousand Twenty Dollars ($1,645,020.00) shall be payable at Closing in cash or by bank or certified checks or wire transfer of Purchaser which amount shall be prorated among Seller No. 1 and Seller No. 2 according to the following percentages:

                    W.  Valentz        -     70%
                    B.  Vines          -     30%

         (b) By certified or bank cashier's check or by wire transfer to Lindhorst & Dreidame Co., L.P.A., the amount of One Hundred Ninety Thousand Dollars ($190,000.00), which amount is an advance payment by Purchaser to Seller No. 1 and Seller No. 2 for a portion of the amount projected in good faith by the parties to be owed to Seller No. 1 and Seller No. 2 pursuant to the provisions of Section 2.04(a), which advance payment shall be held pursuant to the terms of the Escrow Agreement attached hereto as Exhibit B, and which amount, or any portion thereof, when distributed by the Escrow Agent to Seller No. 1 and Seller No. 2 by the Escrow Agent shall be credited against the amount ultimately determined to be owed to Seller No. 1 and Seller No. 2 by Purchaser, to the extent applicable, pursuant to the provisions of Section 3.01 upon the conclusion of the determination of the Book Value No. 2.

         (c) Two Million Six Hundred Forty-Five Thousand Twenty Dollars ($2,645,020.00) in the aggregate, as may be adjusted upward or downward as set forth in Sections 3.01 and 3.02 shall be payable in the form of the Notes of Purchaser, attached hereto as Exhibit C (the "Notes") which Notes shall be prorated among the Sellers according to the percentages set forth in Section 2.07(a) above. Such Notes shall bear interest at the prime rate of Chase Manhattan Bank, as of the Closing Date. Interest under said Notes shall be payable quarterly in arrears with the first interest payment being due and payable ninety (90) days from the Closing. One-half ( ) of the outstanding principal balance of said Notes shall be payable in full on the first annual anniversary date of the Closing of the transaction and the remaining principal balance of such Notes shall be payable in full on the second annual anniversary of the Closing of the transaction. All obligations of Purchaser thereunder will be subordinated and made junior in right of payment to the extent and the manner provided in subordination agreements to be executed by Deutsche Financial Services Company, Purchaser and Seller No. 1 and Seller No. 2, respectively. Copies of the Subordination Agreements to be executed by Seller No. 1 and Seller No. 2, respectively, are attached hereto as Exhibit D and D-1.

2.08     Sale  of  Certain Assets of Company No. 1 and Company No. 2 at Closing.
         ----------------------------------------------------------------------
         At Closing, Company No. 1 and Company No. 2 shall sell to Shareholder No. 1 the assets described in Exhibit E attached hereto. The Purchase Price for such assets shall be their fair market value as set forth on Exhibit E and shall be paid for by cash or by the assumption of liabilities relating to such assets, as more particularly set forth in Exhibit E.


                                   ARTICLE III

3.     Post-Closing  Adjustments.
       -------------------------

3.01 Within sixty (60) days after the Closing (the "Post Closing Date"), Seller No. 1 will deliver to Purchaser a copy of the Closing Balance Sheet No. 1 prepared by Company No. 1's Accountant, along with any supporting documentation, reasonably requested by Purchaser reflecting Company No. 1's calculation of Book Value No. 1 and the determination of any deficit or excess in Book Value No. 1 in accordance with
          Section 2.02(a) (the "Book Value Report No. 1"). The cost of the preparation of such Closing Balance Sheet No. 1 shall be borne one-half ( ) by Seller No. 1 and one-half ( ) by Purchaser. Within fifteen (15) days following delivery to Purchaser of the Book Value Report No. 1, Purchaser shall have the right to object in writing to the results contained therein. If timely objection is not made by Purchaser to the Book Value Report No. 1, the Book Value Report No. 1 shall become final and binding for purposes of this Agreement. If timely objection is made by Purchaser to the Book Value Report No. 1, and Seller No. 1 and Purchaser are able to resolve their differences in writing within five (5) days following the expiration of such fifteen (15) day period, then the Book Value Report No. 1 as resolved shall become final and binding as it relates to this Agreement. If timely objection is made by Purchaser to the Book Value Report No. 1, and Seller No. 1 and Purchaser are unable to resolve their differences in writing within such period, then all disputed matters pertaining to the Book Value Report No. 1 shall be submitted to and reviewed by an Arbitrator according to the process and procedure set forth in Section
          2.05 above. Expenses of the Arbitration shall be borne one-half ( ) by Purchaser and one-half ( ) by Seller No. 1. Each party shall be responsible for its own attorneys and accounting fees. Any net reduction in Purchase Price No. 1 as a result of said adjustment shall be made in the manner set forth in Section 2.02(a) and shall be paid by bank check or wire transfer by the Escrow Agent to Purchaser to the extent of Seller No. 1's interest in the Escrow Account, and if such amount is insufficient, then by bank check or wire transfer by Seller No. 1 to Purchaser for any remaining amount within ten (10) days after the final determination of any amount owing is made. Any increase in the Purchase Price No. 1 as a result of said adjustment shall be made in the manner set forth in Section 2.02(b) and shall be made by Purchaser paying to Seller No. 1 by bank check or wire transfer such excess within ten (10) days after the final determination of any amount owing is made.

          Within sixty (60) days after the Closing Date, Seller No. 1 and Seller No. 2 will deliver to Purchaser a copy of the Closing Balance Sheet
          No. 2 prepared by Company No. 2's Accountant, along with any supporting documentation, reasonably requested by Purchaser reflecting Company No. 2's calculation of Book Value No. 2 and the determination of any deficit or excess in Book Value No. 2 in accordance with
          Section 2.04(a) (the "Book Value Report No. 2"). The cost of the preparation of such Closing Balance Sheet No. 2 shall be borne one-half ( ) by Seller No. 1 and Seller No. 2 and one-half ( ) by Purchaser. Within fifteen (15) days following delivery to Purchaser of the Book Value Report No. 2, Purchaser shall have the right to object in writing to the results contained therein. If timely objection is not made by Purchaser to the

         Book Value Report No. 2, the Book Value Report No. 2 shall become final and binding for purposes of this Agreement. If timely objection is made by Purchaser to Book Value Report No. 2, and Seller No. 1 and Seller No. 2 and Purchaser are able to resolve their differences in writing within five (5) days following the expiration of such fifteen (15) day period, then the Book Value Report No. 2 as resolved shall become final and binding as it relates to this Agreement. If timely objection is made by Purchaser to the Book Value Report No. 2, and Seller No. 1 and Seller No. 2 and Purchaser are unable to resolve their differences in writing within such period, then all disputed matters pertaining to the Book Value Report No. 2 shall be submitted to and reviewed by the

         Arbitrator  according to the process and procedure set forth in Section
         2.05 above. Expenses of the Arbitration shall be borne one-half ( ) by Purchaser and one-half ( ) by Seller No. 1 and Seller No. 2. Each party shall be responsible for its own attorneys and accounting fees. Any net reduction in the Purchase Price No. 2 as a result of said adjustment shall be made in the manner set forth in Section 2.04(a) and shall be paid by bank check or wire transfer by the Escrow Agent to Purchaser from the funds held in escrow, and if such amount is insufficient, then by Seller No. 1 and Seller No. 2 to Purchaser in proportion to such individual's ownership of Company No. 2's Shares for any remaining amount within ten (10) days after the final determination of any amount owing is made. Any increase in Purchase Price No. 2 as a result of said adjustment shall be made in the manner set forth in Section 2.04(a) and shall be made by Purchaser paying to Seller No. 1 and Seller No. 2 in proportion to Seller No. 1's and Seller No. 2's ownership of Company No. 2 Shares, by bank check or wire transfer such excess within ten
         (10)  days  after  the final determination of any amount owing is made.

3.02 Within ninety (90) days after January 5, 2001, Seller No. 1 will deliver to Purchaser a determination of Pro Forma NPBT of Company No. 1 prepared by Company No. 1's Accountant for the period commencing January 1, 2000 and ending on the Closing Date, along with any supporting documentation, reasonably requested by Purchaser. The Pro Forma NPBT of Company No. 1 shall be prepared using the same accounting methods, policies, practices and procedures with consistent classifications, judgments, estimations and methodologies as used in the preparation of its December 31, 1999 audited Financial Statements. Within ninety (90) days after January 5, 2001, Purchaser will deliver to Seller No. 1 a determination of Company No. 1's NPBT for the period commencing on the Closing Date and ending January 5, 2001. Within thirty (30) days following delivery of such reports, the parties shall have the right to object in writing to the results contained in such determination. If timely objection is not made by any party of such determination, such determination shall become final and binding. If timely objection is made by any party, and Purchaser and Seller No. 1 are able to resolve their differences in writing within ten (10) days following the expiration of the NPBT objection period, then such determination as resolved shall become final and binding as it relates to this Agreement. If timely objection is made by either party, and Seller No. 1 and Purchaser are unable to resolve their differences in writing within ten (10) days following the expiration of the NPBT objection period, then all disputed matters relating to the report shall be submitted to and reviewed by an Arbitrator according to the process and procedure set forth in Section 3.01 above. The expenses of the arbitration shall be borne one-half ( ) by Purchaser and one-half ( ) by Seller No. 1. Each party shall be responsible for its own attorney and accounting fees. Any net reduction in the Purchase Price No. 1 and Purchase Price No. 2 as a result of said adjustment shall be made according to the percentages and in the manner set forth in
          Section 2.02(b) and within ten (10) days after the final determination of any amount owing is made. The parties agree to implement any adjustments to any interest payments that may have been made prior to the date of such determination to reflect the adjustment set forth above.

         Within ninety (90) days after January 5, 2001, Seller No. 1 and Seller No. 2 will deliver to Purchaser a determination of the Pro Forma NPBT of Company No. 2 prepared by Company No. 2's Accountant for the period commencing January 1, 2000 and ending on the Closing Date, along with any supporting documentation, reasonably requested by Purchaser. The Pro Forma NPBT of Company No. 2 shall be prepared using the same accounting methods, policies, practices and procedures with consistent classifications, judgments, estimations and methodologies as used in the preparation of its December 31, 1999 audited Financial Statements. Within ninety (90) days after January 5, 2001, Purchaser will deliver to Seller No. 1 and Seller No. 2 a determination of Company No. 2's NPBT for the period commencing on the Closing Date and ending January 5, 2001. Within thirty (30) days following delivery of such reports, the parties shall have the right to object in writing to the results contained in such determination. If timely objection is not made by any party of such determination, such determination shall become final and binding. If timely objection is made by any party, and Purchaser and Seller No. 1 and Seller No. 2 are able to resolve their differences in writing within ten (10) days following the expiration of the NPBT objection period, then such determination as resolved shall become final and binding as it relates to this Agreement. If timely objection is made by either party, and Seller No. 1 and Seller No. 2 and Purchaser are unable to resolve their differences in writing within ten
         (10) days following the expiration of the NPBT objection period, then all disputed matters relating to the report shall be submitted to and reviewed by an Arbitrator according to the process and procedure set forth in Section 3.01 above. The expenses of the arbitration shall be borne one-half ( ) by Purchaser and one-half ( ) by Seller No. 1 and Seller No. 2. Each party shall be responsible for its own attorney and accounting fees. Any net reduction in the Purchase Price No. 2 as a result of said adjustment shall be made according to the percentages and in the manner set forth in Section 2.04(b) and shall be reflected by decreasing the face amount of the Notes set forth in Section 2.07(b) in proportion to Seller No. 1's and Seller No. 2's ownership of the Company No. 2 Shares within ten (10) days after the final determination of any amount owing is made. The parties agree to implement any adjustments to any interest payments that may have been made prior to the date of such determination to reflect the adjustment set forth above.

         The parties acknowledge that pursuant to the provisions of Sections 2.02(b) and 2.04(b), the Pro Forma NPBT threshold requirement of $1,683,871.00 for the 2000 Fiscal Year will be predicated on the Pro Forma NPBT of both Company No. 1 and Company No. 2 on an aggregate basis.

                                   ARTICLE IV

4.        Representations  of Seller No. 1 and Seller No. 2. Except as set forth
          ------------------------------------------------
          in the Disclosure Schedule attached hereto, which identifies the specific sections to which each such disclosure relates, Seller No. 1 as to Company No. 1 and Seller No. 1 and Seller No. 2, jointly and severally, as to Company No. 2 (except for representations and warranties made by an individual Seller which only relate to that specific Seller (i.e. such as ownership of Company No. 2 Shares), which are made severally only), represent, warrant and covenant to Purchaser that the following statements are true as of the date hereof:

4.01      Organization  and  Good  Standing.
          ---------------------------------

          (a) Except as disclosed in Disclosure Schedule 4.01(a), Company No. 1 is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly licensed, authorized and qualified to do business and in good standing in all jurisdictions in which the conduct of its business or the ownership or leasing of its properties require it to be so licensed, author-ized or qualified. Copies of Company No. 1's Articles of Incorporation and By-Laws and any amendments thereto (certified to be correct by the Secretary of Company No. 1) have been delivered to Purchaser and are complete and correct as of the date hereof. Disclosure Schedule 4.01(a) correctly lists, with respect to Company No. 1, each jurisdiction, if any, in which it is qualified to do business as a foreign corporation.

          (b) Except as disclosed in Disclosure Schedule 4.01(b), Company No. 2 is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly licensed, authorized and qualified to do business and in good standing in all jurisdictions in which the conduct of its business or the ownership or leasing of its properties require it to be so licensed, author-ized or qualified. Copies of Company No. 2's Articles of Incorporation and By-Laws and any amendments thereto (certified to be correct by the Secretary of Company No. 2) have been delivered to Purchaser and are complete and correct as of the date hereof. Disclosure Schedule 4.01(b) correctly lists, with respect to Company No. 2, each jurisdiction, if any, in which it is qualified to do business as a foreign corporation.

4.02      Capitalization.
          --------------

          (a) The authorized capital stock of Company No. 1 consists solely of One Thousand (1,000) common shares, par value of $1.00 per share, of which 1,000 shares are issued and outstanding. Company No. 1 has -0- treasury shares. Seller No. 1 owns 1,000 shares of the common stock of Company, which represents One Hundred Percent (100%) of the issued and outstanding common shares.

               Company No. 1 has no authorized or outstanding preferred stock or any other class of stock. The Company No. 1 Shares have been duly authorized and validly issued and are fully paid and nonassessable. The Company No. 1 Shares have been issued in compliance with all applicable federal and state securities laws and no past or present holder thereof is entitled to any right of rescission in respect thereof and no documentary taxes or other taxes were required with respect to the issuance or transfer of such Company No. 1 Shares. There are no existing subscriptions, options warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements relating to the issuance, sale or transfer of any capital stock of Company No. 1 or any securities convertible into or exchangeable for any such capital stock.

          (b) The authorized capital stock of Company No. 2 consists solely of Twenty-Five Million (25,000,000) common shares, consisting of Fifteen Million (15,000,000) of voting common shares, par value of 1/10th of 1% ($.001) and ten million (10,000,000) non-voting common shares, par value of 1/10th of 1% ($.001), of which 700,000 voting shares are issued and outstanding and 300,000 non-voting shares are issued and outstanding. Company No. 2 has -0- treasury shares. The issued and outstanding common voting and non-voting shares of Company No. 2 are held by the following persons in the following numbers:

               Name  of  Shareholder          Number  of  Shares  Held
               ---------------------          ------------------------

                    W.  Valentz        -       700,000  voting  shares
                    B.  Vines          -       300,000  non-voting  shares

               Company No. 2 has no authorized or outstanding preferred stock or any other class of stock. The Company No. 2 Voting Shares and the Company No. 2 Non-Voting Shares have been duly authorized and validly issued. The Company No. 2 Voting Shares and the Company No. 2 Non-Voting Shares have been issued in compliance with all applicable federal and state securities laws and no past or present holder thereof is entitled to any right of rescission in respect thereof and no documentary taxes or other taxes were required with respect to the issuance or transfer of such Company No. 2 Voting Shares and Company No. 2 Non-Voting Shares. There are no existing subscriptions, options warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements relating to the issuance, sale or transfer of any capital stock of Company No. 2 or any securities convertible into or exchangeable for any such capital stock.

4.03     Title  to  Shares.
         -----------------

         (a)   Seller No. 1 owns the number of Company No. 1 Shares set forth in
               Section 4.02(a) above hereof, free and clear of all Liens. The transfer of the Company No. 1 Shares to Purchaser will convey good and marketable title to the Company No. 1 Shares, free and clear of all Liens.

         (b) Seller No. 1 owns the number of Company No. 2 Voting Shares set opposite his name in Section 4.02(b) and Seller No. 2 owns the number of Company No. 2 Non-Voting Shares set opposite his name in Section 4.02(b) above hereof, free and clear of all Liens. The transfer of the Company No. 2 Voting Shares and the Company No. 2 Non-Voting Shares to Purchaser will convey good and marketable title to the Company No. 2 Voting Shares and the Company No. 2 Non-Voting Shares, free and clear of all Liens.

4.04     Subsidiaries.  Company  No. 1 has no subsidiaries and Company No. 2 has
         ------------
         no  subsidiaries.

4.05     Authority.  This  Agreement is a valid and binding obligation of Seller
         ---------
         No. 1 and Seller No. 2, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally, or by the availability of equitable remedies or the application of general equitable principles. Except as set forth in Disclosure Schedule 4.05, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will:

             (i) violate, or conflict with, or require any Consent under, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Company No. 1 or Company No. 2 under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Company No. 1 or Company No. 2 or of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which Company No. 1, or Company No. 2, or Seller No. 1 or Seller No. 2 is a party, or by which Company No. 1 or Company No. 2 or Seller No. 1 or Seller No. 2 or any of their properties or assets may be bound or affected; or

             (ii) violate any order, writ, injunction or decree applicable to Seller No. 1 or Seller No. 2 or Company No. 1 or Company No. 2 or any of their properties or assets or, to the knowledge of Seller No. 1 or Seller No. 2, violate any statute, rule or regulation applicable to Seller No. 1 or Seller No. 2 or Company No. 1 or Company No. 2 or any of their properties or assets; or

             (iii) constitute a default or event that, with notice or lapse of time, or both, would be a default, breach, or violation of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Company No. 1 or Company No. 2 is a party or by which it is bound; or

             (iv) constitute an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Company No. 1 or Company No. 2; or

             (v) no Consent by, notice to or registration with any Governmental Authority is required on the part of Seller No. 1 or Seller No. 2 or Company No. 1 or Company No. 2 prior or subsequent to the Closing Date in connection with the execution, delivery and performance by Seller No. 1 or Seller No. 2 of this Agreement or the consummation of any of the transactions contemplated hereby.

4.06     Closing Balance  Sheet.
         -----------------------

         (a) The Closing Balance Sheet No. 1, which shall be attached hereto as Exhibit F on the Post-Closing Date, will reflect only the assets and liabilities of Company No. 1 as of the Closing Date and will not include any assets or liabilities of any corporation or entity except Company No. 1. As of the Closing Date, Company No. 1 will not have any liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), including without limitation, any tax liabilities of the nature required by GAAP to be reflected or reserved against in the Closing Balance Sheet No. 1, which are not accurately and fully reflected or reserved against in the Closing Balance Sheet No. 1.

         (b) The Closing Balance Sheet No. 2, which shall be attached hereto as Exhibit F-1 on the Post-Closing Date, will reflect only the assets and liabilities of Company No. 2 as of the Closing Date and will not include any assets or liabilities of any corporation or entity except Company No. 2. As of the Closing Date, Company No. 2 will not have any liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), including without limitation, any tax liabilities of the nature required by GAAP to be reflected or reserved against in the Closing Balance Sheet No. 2, which are not accurately and fully reflected or reserved against in the Closing Balance Sheet No. 2.

4.07     (a)   Year  End  Financials  No.  1. The Year End Financials No. 1 have
               -----------------------------
               been provided to Purchaser, are in accordance with the books and records of Company No. 1, and have been prepared in accordance with GAAP as applied by Company No. 1 on a consistent basis throughout the periods covered by such statements and fairly represent the financial condition of Company No. 1 as of the respective dates and the results of operations of Company No. 1 for the period then ended. Except as stated in the Year End
               Financials No. 1 or as otherwise set forth in Disclosure Schedule
               4.07(a), there have been no unusual accounting practices engaged in which have affected the amount or trend of net income of Company No. 1, or any unusual or nonrecurring transactions, during the periods reflected in the Year End Financials No. 1.

         (b)   Absence of Undisclosed  Liability.   Except  as  to  the  extent
               -----------------------------------
               specifically reflected in the Year End Financials No. 1 or otherwise set forth in Disclosure Schedule 4.07(b), and except for trade payables, liabilities and contractual obligations arising in the ordinary course of business since the date of Company No. 1's 1999 audited financial statements, Company No. 1 does not have any other liabilities of any nature, whether accrued, absolute or contingent, or otherwise, and whether due, or to become due of the nature required by GAAP to have been reflected or reserved against in financial statements.

         (c)   No  Liabilities  as  Guarantor. Except as set forth in Disclosure
               ------------------------------
               Schedule 4.07(c), Company No. 1 is not directly or indirectly obligated to guaranty or assume any debt, dividend, or other obligation of any person, corporation, association, partnership, or other entity, except endorsements made in the ordinary course of business in connection with the deposit of items for collection.

         (d)   Year  End  Financials  No.  2. The Year End Financials No. 2 have
               -----------------------------
               been provided to Purchaser, are in accordance with the books and records of Company No. 2, and have been prepared in accordance with GAAP as applied by Company No. 2 on a consistent basis throughout the periods covered by such statements and fairly represent the financial condition of Company No. 2 as of the respective dates and the results of operations of Company No. 2 for the period then ended. Except as stated in the Year End Financials No. 2 or as otherwise set forth in Disclosure Schedule 4.07(d), there have been no unusual accounting practices engaged in which have affected the amount or trend of net income of Company No. 2, or any unusual or nonrecurring transactions, during the periods reflected in the Year End Financials No. 2.

         (e)   Absence  of  Undisclosed  Liability.  Except  as  to  the  extent
               -----------------------------------
               specifically reflected in the Year End Financials No. 2 or otherwise set forth in Disclosure Schedule 4.07(e), and except for trade payables, liabilities and contractual obligations arising in the ordinary course of business since the date of Company No. 2's 1999 audited financial statements, Company No. 2 does not have any other liabilities of any nature, whether accrued, absolute or contingent, or otherwise, and whether due, or to become due of the nature required by GAAP to have been reflected or reserved against in financial statements.

         (f)   No  Liabilities  as  Guarantor. Except as set forth in Disclosure
               ------------------------------
               Schedule 4.07(f), Company No. 2 is not directly or indirectly obligated to guaranty or assume any debt, dividend, or other obligation of any person, corporation, association, partnership, or other entity, except endorsements made in the ordinary course of business in connection with the deposit of items for collection.

         (g)   Absence  of  Material  Change.  Except as set forth in Disclosure
               ---------------------------
               Schedule 4.07(g) or as otherwise set forth in this Agreement or the Exhibits hereto, since December 31, 1999, there has not been:

               (i) any change in the condition (financial or otherwise), properties, business, operations or prospects of Company No. 1 or Company No. 2 which is materially adverse, singly or in the aggregate;

               (ii) any  material loss, damage or destruction in the nature of a casualty loss or otherwise, whether covered by insurance or not, adversely affecting any property or asset of Company No. 1 or Company No. 2;

               (iii)an actual or any threatened strike or other material labor trouble  or  material  dispute;

               (iv) any  loss  or,  to the best knowledge of Seller No. 1 and/or
                    Seller No. 2, any threatened loss of any governmental permit, license, qualification, special charter or certificate of authority held or enjoyed or formerly held or enjoyed by Company No. 1 or Company No. 2 which loss has had or upon occurrence would have a material effect, singly or in the aggregate, on the condition (financial or otherwise), properties, business, operations or prospects of Company No. 1 or Company No. 2;

               (v) to the knowledge of Seller No. 1 or Seller No. 2, any statute, regulation, order, ordinance or other law the adoption, amendment or rescission of which have a material effect, singly or in the aggregate, on the condition (financial or otherwise), properties, business, operations or prospects of Company No. 1 or Company No. 2;

               (vi) any indebtedness, liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by Company No. 1 or Company No. 2, or other transaction entered into by Company No. 1 or Company No. 2, other than in the ordinary course of business and consistent with past practice, or any guarantee of any indebtedness, liability or obligation made by Company No. 1 or Company No. 2;

               (vii)any  declaration, setting aside or payment of any dividend or other distributions in respect of any capital stock of Company No. 1 or Company No. 2;

               (viii)any issuance, sale, combination or reclassification of any capital stock or other securities of Company No. 1 or Company No. 2;

               (ix) any  issuance or grant of any option, warrant or other right in respect of any capital stock or other securities of Company No. 1 or Company No. 2;

               (x) any direct or indirect redemption, purchase or other acquisition of any capital stock or other securities of Company No. 1 or Company No. 2;

               (xi) any  obligation,  liability,  Lien  or  encumbrance  paid, discharged or satisfied by Company No. 1 or Company No. 2 other than in the ordinary course of business;

               (xii)any  mortgage, Lien, pledge, charge or encumbrance (except for liens for current taxes not yet due and payable), created, incurred or assumed by Company No. 1 or Company No. 2 other than in the ordinary course of business;

               (xiii)except  in  the  ordinary  course  of business, any sale, transfer or other disposition of any tangible asset of Company No. 1 or Company No. 2, any cancellation of any debt or claim of Company No. 1 or Company No. 2 or any disposition of any intangible properties, assets or rights of Company No. 1 or Company No. 2;

               (xiv)any  salary  or  wage  increase granted or committed to be made, other than normal merit or cost-of-living increases pursuant to Company's general prevailing practices, with respect to any officer, director, employee or agent of Company No. 1 or Company No. 2, or any bonus, incentive or deferred compensation, profit sharing, retirement, pension, group insurance, death benefit or other fringe benefit plan or trust agreement entered into or amended or any employment or consulting agreement entered into or amended or altered;

               (xv) any  termination  (whether  by  discharge,  retirement  or otherwise) of any officer, director, employee or agent of Company No. 1 or Company No. 2 or any notice to so terminate given or received by any of the foregoing;

               (xvi)any  loan  made,  increased  or  forgiven  to any officer, director, employee or agent of Company No. 1 or Company No. 2 or to any member of any of their families;

               (xvii)any  capital expenditure, addition or improvement  made  or committed to be made by Company No. 1 or Company No. 2 in excess of $10,000.00, respectively, with respect to any single expenditure, addition or improvement or in excess of $20,000.00, respectively, with respect to all such expenditures, additions and improvements;

               (xviii)any  failure on the part of Company No. 1 or Company No. 2 to operate its business in the ordinary course or to use its best efforts to preserve its business organization intact, to retain the services of its employees and to preserve its goodwill and relationships with suppliers, creditors and others having business relationships with it;

               (xix)any   known   material  loss  of  business,  termination  or
                    discontinuance of any relationship or dispute between Company No. 1 or Company No. 2 and any customer or supplier;

               (xx) any  loss,  amendment, termination or waiver of any material right of Company No. 1 or Company No. 2 other than in the ordinary course of business;

               (xxi)any  known  write-off  as  uncollectible  of  any  notes  or accounts receivable, or any portions thereof, in excess of $10,000.00 with respect to any single note or account or in excess of $20,000.00 with respect to all such write-offs;

          Purchaser acknowledges that on or before Closing, Company No. 1 and/or Company No. 2 shall have paid off all outstanding liabilities due to its current or past shareholders, in the respective amounts as set forth on Disclosure Schedule 4.07(g).

4.08     Assets.
         ------

         (a) Except as provided in Disclosure Schedule 4.08(a), Company No. 1 has good and marketable title to all of its assets and properties, real, personal or otherwise, including, but not limited to, those assets and properties reflected in Company No. 1's December 31, 1999 financial statements, except only for assets subsequently disposed of in the ordinary course of business, free and clear of all Liens, except (a) as specifically reflected thereon, (b) the Line of Credit Indebtedness No. 1, or
               (c) for Permitted Liens. To the best knowledge of Seller No. 1, all of Company No. 1's tangible and other operating assets, property and equipment are in good operating condition and repair, normal wear and tear excepted, free of structural or material mechanical defects and conform with all applicable laws and regulations. Without limiting the generality of the foregoing, specific representations are set forth in the following subparagraphs of this Section 4.08(a).

         (b) Except as provided in Disclosure Schedule 4.08(b), Company No. 2 has good and marketable title to all of its assets and properties, real, personal or otherwise, including, but not limited to, those assets and properties reflected in Company No. 2's December 31, 1999 financial statements, except only for assets subsequently disposed of in the ordinary course of business, free and clear of all Liens, except (a) as specifically reflected thereon, (b) the Line of Credit Indebtedness No. 2, or
               (c) for Permitted Liens. To the best knowledge of Seller No. 1 and Seller No. 2, all of Company No. 2's tangible and other operating assets, property and equipment are in good operating condition and repair, normal wear and tear excepted, free of structural or material mechanical defects and conform with all applicable laws and regulations. Without limiting the generality of the foregoing, specific representations are set forth in the following subparagraphs of this Section 4.08(b).

4.08.1    Accounts  Receivable.  All Accounts Receivable of Company No. 1 which
          --------------------
          have arisen in connection with the Business No. 1 or otherwise and which are reflected on Company No. 1's December 31, 1999 financial statements, and all such receivables which will have arisen since December 31, 1999 have arisen only from bona fide transactions in the ordinary course of business and represent valid, collectible and existing claims. Except as set forth on Disclosure Schedule 4.08.1, and subject to customer credits, the payment of each Account Receivable will not, as of the Closing Date, be subject to any known defense, counterclaim or condition (other than Company No. 1's performance in the ordinary course of business) whatsoever. Disclosure
          Schedule 4.08.1 hereto accurately lists, as of a date within five (5) days of execution of this Agreement, and will list, as of a date within five (5) days of the Closing Date, all receivables arising out of or relating to Business No. 1, the amount owing and the aging of such Accounts Receivable. Seller No. 1 has provided Purchaser the opportunity to review complete and correct copies of all instruments, documents and agreements evidencing such Accounts Receivable and of all instruments,  documents  or  agreements,  if  any,  creating  security therefor.

4.08.2    Accounts  Receivable.  All Accounts Receivable of Company No. 2 which
          --------------------
          have arisen in connection with the Business No. 2 or otherwise and which are reflected on Company No. 2's December 31, 1999 financial statements, and all such receivables which will have arisen since December 31, 1999 have arisen only from bona fide transactions in the ordinary course of business and represent valid, collectible and existing claims. Except as set forth on Disclosure Schedule 4.08.2, and subject to customer credits, the payment of each Account Receivable will not, as of the Closing Date, be subject to any known defense, counterclaim or condition (other than Company No. 2's performance in the ordinary course of business) whatsoever. Disclosure
          Schedule 4.08.2 hereto accurately lists, as of a date within five (5) days of execution of this Agreement, and will list, as of a date within five (5) days of the Closing Date, all receivables arising out of or relating to Business No. 2, the amount owing and the aging of such Accounts Receivable. Seller No. 1 and Seller No. 2 have provided Purchaser the opportunity to review complete and correct copies of all instruments, documents and agreements evidencing such Accounts Receivable and of all instruments, documents or agreements, if any, creating security therefor.

4.08.3    Vendor  Receivables.  All  Vendor  Receivables of Company No. 1 which
          -------------------
          have arisen in connection with Business No. 1 or otherwise and which are reflected on Company No. 1's December 31, 1999 financial statements and all such Vendor Receivables which have arisen since December 31, 1999 have arisen only from bona fide transactions in the ordinary course of business and represent valid, collectible and existing claims. Except as set forth in Disclosure Schedule 4.08.3, the payment of each Vendor Receivable will not, as of the Closing Date, be subject to any known defense, counterclaim or condition whatsoever. Disclosure Schedule 4.08.3 hereto accurately lists, as of a date within five (5) days of the execution of this Agreement, and will list, as of a date within five (5) days of the Closing Date, all Vendor Receivables arising out of or relating to Business No. 1, the amount owing and the aging of such Vendor Receivables. Seller No. 1 has provided Purchaser the opportunity to review complete and correct copies of all instruments, documents and agreements evidencing such Vendor Receivables and of all instruments, documents and agreements, if any, creating security therefor.

4.08.4    Vendor  Receivables.  All  Vendor  Receivables of Company No. 2 which
          -------------------
          have arisen in connection with Business No. 2 or otherwise and which are reflected on Company No. 2's December 31, 1999 financial statements and all such Vendor Receivables which have arisen since December 31, 1999 have arisen only from bona fide transactions in the ordinary course of business and represent valid, collectible and existing claims. Except as set forth in Disclosure Schedule 4.08.4, the payment of each Vendor Receivable will not, as of the Closing Date, be subject to any known defense, counterclaim or condition whatsoever. Disclosure Schedule 4.08.4 hereto accurately lists, as of a date within five (5) days of the execution of this Agreement, and will list, as of a date within five (5) days of the Closing Date, all Vendor Receivables arising out of or relating to Business No. 2, the amount owing and the aging of such Vendor Receivables. Seller No. 1 and Seller No. 2 has provided Purchaser the opportunity to review complete and correct copies of all instruments, documents and agreements evidencing such Vendor Receivables and of all instruments, documents and agreements, if any, creating security therefor.

4.08.5     Inventory.  Except  as  specifically described on Disclosure Schedule
           ---------
          4.08.5, all inventory reflected on the December 31, 1999 financial statements consists of items of quality and quantity which are usable or saleable in the ordinary course of Business No. 1 of Company No. 1 in the conduct of its Business No. 1, and items of below standard quality and items not usable or saleable in the ordinary course of Company No. 1's business have been written-down in value in accordance with good business practices to estimated net realizable market value or adequate reserves have been provided therefor. The values at which the Inventories are carried on the December 31, 1999 financial statement reflect the normal valuation policy of Company No. 1 in setting inventory at the lower of cost or market, all in accordance with GAAP. Except as set forth on Disclosure Schedule 4.08.5, since December 31, 1999, Inventories have been maintained at normal and adequate levels for the continuation of the Business No. 1 in its normal course. Since December 31, 1999, no change has occurred in such Inventories which affect or will affect the usability or salability thereof, no write-downs or write-ups of the value of such Inventories has occurred and no additional amounts have been reserved with respect to such Inventories. Disclosure Schedule 4.08.5 lists the location of all Inventories together with a brief description of the type and amount at each location.

4.08.6    Inventory.  Except  as  specifically described on Disclosure Schedule
          ---------
          4.08.6, all inventory reflected on the December 31, 1999 financial statements consists of items of quality and quantity which are usable or saleable in the ordinary course of Business No. 2 of Company No. 2 in the conduct of its Business No. 2, and items of below standard quality and items not usable or saleable in the ordinary course of Company No. 2's business have been written-down in value in accordance with good business practices to estimated net realizable market value or adequate reserves have been provided therefor. The values at which the Inventories are carried on the December 31, 1999 financial statement reflect the normal valuation policy of Company No. 2 in setting inventory at the lower of cost or market, all in accordance with GAAP. Except as set forth on Disclosure Schedule 4.08.6, since December 31, 1999, Inventories have been maintained at normal and adequate levels for the continuation of the Business No. 2 in its normal course. Since December 31, 1999, no change has occurred in such Inventories which affect or will affect the usability or salability thereof, no write-downs or write-ups of the value of such Inventories has occurred and no additional amounts have been reserved with respect to such Inventories. Disclosure Schedule 4.08.6 lists the location of all Inventories together with a brief description of the type and amount at each location.

4.08.7    Real  Property.  Company  No. 1 owns no real property.  Company No. 2
          --------------
          owns  no  real  property.

4.08.8    Dealer  Agreements.  A  list of Company No. 1's dealer agreements are
          ------------------
          set  forth  in  Disclosure  Schedule  4.08.8.

4.08.9    Dealer  Agreements.  A  list of Company No. 2's dealer agreements are
          ------------------
          set  forth  in  Disclosure  Schedule  4.08.9.

4.08.10   Intellectual  Property.
          ----------------------

          (a)  Title.  Disclosure  Schedule  4.08.10(a)  contains a complete and
               -----
               correct list and a brief description of all Intellectual Property described in Section 1.45(a), 1.45(b) and 1.45(c) that is owned by Company No. 1 or Company No. 2, respectively, and primarily related to, used in, held for use in connection with, or necessary for the conduct of, or otherwise material to Business No. 1 or Business No. 2 (the "Owned Intellectual Property"). Company No. 1 or Company No. 2 owns or has the exclusive right to use pursuant to license, sublicense, agreement or permission all of its Intellectual Property, free from any Liens (other than Permitted Lines). No Affiliate of Seller No. 1 or Seller No. 2 owns or has any interest in or with respect to any Company No. 1 or Company No. 2 Intellectual Property and Company No. 1 Intellectual Property and Company No. 2 Intellectual Property comprise all of the Intellectual Property necessary for Company No. 1 or Company No. 2 to conduct and operate Business No. 1 and Business No. 2, respectively, following the Closing as now being conducted by Company No. 1 or Company No. 2.

          (b)  No  Infringement.  To the knowledge of Seller No. 1 or Seller No.
               ---------------
               2, the conduct of Business No. 1 or Business No. 2, as applicable, does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property. To the knowledge of Seller No. 1 or Seller No. 2, none of the Company No. 1 Intellectual Property or the Company No. 2 Intellectual Property is being infringed or otherwise used or available for use, by any other Person.

          (c)  Licensing Arrangements. Disclosure Schedule 4.08.10(c) sets forth
               -----------------------
               all agreements, arrangements or laws (i) pursuant to which Company No. 1 or Company No. 2 has leased or licensed Intellectual Property, or the use of Intellectual Property as otherwise permitted (through non-assertion, settlement or similar agreements or otherwise) to, any other Person and (ii) pursuant to which Company No. 1 or Company No. 2 has had Intellectual Property material to the operation Business No. 1 or Business No. 2 licensed to it, or has otherwise been permitted to use Intellectual Property material to the operation of Business No. 1 or Business No. 2 (through non-assertion, settlement or similar agreements or otherwise), excluding software licensed by Company No. 1 or Company No. 2 for internal purposes, together with a brief description of the Intellectual Property covered thereby. All of the agreements or arrangements set forth in Disclosure
               Schedule 4.08.10(c), (x) are in full force and effect in accordance with their terms and no default exists thereunder by

               Company No. 1 or Company No. 2, as applicable, or to the knowledge of Seller No. 1 or Seller No. 2, or other parties thereto (y) are free and clear of all Liens other than Permitted Liens, and (z) except as set forth on Disclosure Schedule 4.08.10(c), do not contain any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement. Seller No. 1 or Seller No. 2, as applicable, has delivered to Purchaser true and complete copies of all licenses and arrangements (including amendments) set forth on Disclosure Schedules 4.08.10(c).

          (d)  No  Intellectual  Property  Litigation.  To Seller No. 1's and/or
               --------------------------------------
               Seller No. 2's knowledge, no claim or demand of any Person has been made nor is there any proceeding that is pending, or to the knowledge of Seller No. 1 and/or Seller No. 2, threatened, nor is there to Seller No. 1's or Seller No. 2's knowledge, a reasonable basis therefor, which (i) challenges the rights of Company No. 1 or Company No. 2, as applicable, in respect of any of the Intellectual Property, (ii) asserts that Company No. 1 or Company No. 2 is infringing or otherwise in conflict with, or is, except as set forth in Disclosure Schedule 4.08.10(d), required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, or (iii) claims that any default exists under any agreement or arrangement regarding Intellectual Property. None of Company No. 1's Intellectual Property or Company No. 2's Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency, or has been the subject of any litigation within the last five years, whether or not resolved in favor of Company No. 1 or Company No. 2.

          (e)  Due  Registration,  etc.  Company  No.  1  or  Company  No.  2,
               ------------------------
               respectively, have no Intellectual Property that has been registered with, filed and/or issued by, as the case may be, the United States Patent and Trademark Office, United States Copyright Office or such other filing offices, domestic or foreign.

          (f)  Use  of Name and Mark. Except as set forth in Disclosure Schedule
               -----------------------
               4.08.10(f), there are no restrictions or limitations pursuant to any order, decisions, injunctions, judgements, awards or decrees of any Governmental Authority on Purchaser's right to use the names and marks set forth on Disclosure Schedule 4.08.10(a) in the conduct of the Business No. 1 or Business No. 1 as presently carried on by Company No. 1 or Company No. 2, respectively.

4.08.11        Motor  Vehicles.   Disclosure  Schedule  4.08.11  sets  forth a
               ---------------
               complete list of all motor vehicles owned by Company No. 1 or Company No. 2.

4.09     Contracts.
         ---------

         (a) Disclosure Schedule 4.09 contains a complete and correct list of all agreements, contracts, commitments and other instruments and arrangements (whether written or oral) of the types described below (x) by which Company No. 1 or Company No. 2, or under which Company No. 1 or Company No. 2, as applicable, or any of their respective assets, businesses or operations receive benefits, or
               (y) to which Company No. 1 or Company No. 2 is a party or by which Company No. 1 or Company No. 2 is bound in connection with Business No. 1 or Business No. 2 (the "Contracts").

               (i) leases, licenses, permits, franchises, insurance policies, Governmental Approvals and other contracts concerning or relating to the Leased Real Property in Seller No. 1's or Seller No. 2's or Company No. 1's or Company No. 2's possession;

               (ii) employment,  bonuses,  vacations,  pensions, profit sharing, retirement, stock options, stock purchases, employee discounts or other employee benefits, consulting, agency, collective bargaining or other similar contracts, agreements, and other instruments and arrangements relating to or for the benefit of current, future or former employees, officers, directors, sales representatives, distributors, dealers, agents, independent contractors or consultants which involves aggregate annual payments in excess of $15,000;

               (iii)loan  agreements,  indentures, letters of credit, mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, and other agreements and instruments relating to the borrowing of money or obtaining of or extension of credit;

               (iv) brokerage  or  finder's  agreements;

               (v) joint venture, partnership and similar contracts involving a sharing of profits or expenses, including, but not limited to, joint research and development and joint marketing contracts;

               (vi) asset  purchase  agreements  and  other  acquisition  or divestiture agreements, including, but not limited to, any agreements relating to the sale, lease or disposal of any assets owned by Company No. 1 or Company No. 2 (other than sales of Inventory in the ordinary course of business) or involving continuing indemnity or other obligations;

               (vii)orders  and  other  contracts  for  the  purchase or sale of
                    Inventories, materials, supplies, products or services open or as to which any liability exists as of the date hereof, each of which involves aggregate payments in excess of $15,000;

               (viii)contracts  with  respect to which the aggregate amount that could reasonably expected to be paid or received thereunder in the future exceeds $15,000;

               (ix) sales  agency,  manufacturer's  representative, marketing or distributorship  agreements;

               (x) contracts, agreements or arrangements with respect to the representation of Business No. 1 or Business No. 2 in foreign countries;

               (xi) master  lease agreements providing for the leasing of either
                    (a) personal property primarily used in, or held for use primarily in connection with, Business No. 1 and/or Business No. 2, and (b) other personal property;

               (xii)contracts,  agreements  or  commitments  with  any director, officer, employee, or Affiliate of Company No. 1 or Company No. 2 or of Seller No. 1 or Seller No. 2, or with any holder of more than five percent (5%) of any class of capital stock of Company No. 1 or Company No. 2 outstanding other than employment contracts; and

               (xiii)any  other  contracts, agreements  or  commitments that are material  to  Business  No.  1  or  Business  No.  2.

         (b) Seller No. 1 and Seller No. 2, as applicable, have delivered to Purchaser complete and correct copies of all written Contracts, together with all amendments thereto, and accurate descriptions of all material terms of all oral Contracts, set forth or required to be set forth in Disclosure Schedule 4.09.

         (c) Neither Company No. 1 nor Company No. 2 have received notice of any plan or intention of any party to any Contract to exercise any right to cancel or terminate any Contract. To the best knowledge of Seller No. 1 or Seller No. 2, as applicable, there does not exist under any Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of Company No. 1 or Company No. 2 or, to the best knowledge of Seller No. 1 or Seller No. 2, any other party thereto, except as set forth in Disclosure Schedule 4.09 and except for such events or conditions that, individually and in the aggregate, (i) has not had or resulted in, and will not have or result in a material effect on Company No. 1 or Company No. 2 or of its respective assets, and (ii) has not and will not materially impair the ability of Company No. 1 or Company No. 2 to perform its obligations under this Agreement and under the Other Sellers Documents. Except as set forth in Disclosure
               Schedule 4.09, no consent of any third party is required under any Contract as a result of or in connection with, and the enforceability of any Contract will not be affected in any manner by the execution, delivery and performance of this Agreement or any of the Other Sellers Documents or the consummation of the transactions contemplated thereby.

         (d) Company No. 1 has no outstanding power of attorney relating to the Business No. 1. Company No. 2 has no outstanding power of attorney relating to the Business No. 2.

4.10     Labor  Disagreements.  In connection with the operation of Business No.
         --------------------
         1 of Company No. 1 or Business No. 2 of Company No. 2, or any other business previously operated by Company No. 1 or Company No. 2, (i) Company No. 1 or Company No. 2 are not engaged in any unfair labor practice; (ii) Company No. 1 or Company No. 2 have not been notified of any unfair labor practice charge or complaint against Company No. 1 or Company No. 2 pending and, to the knowledge of Seller No. 1 or Seller No. 2, no such charge or complaint is threatened before the National Labor Relations Board, any state labor relations board or any court or tribunal; (iii) except as set forth on Disclosure Schedule 4.10, neither Company No. 1 nor Company No. 2 have been notified of any charge or claim filed at or with the Equal Employment Opportunity Commission, any state agency having similar jurisdiction or any court or tribunal, actually pending and, to the knowledge of Seller No. 1 or Seller No. 2, no such charge or claim is threatened against Company No. 1 or Company No. 2 in connection with the operation of Business No. 1 of Company No. 1 or Business No. 2 of Company No. 2; (iv) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending against or affecting Company No. 1 or Company No. 2 and, to the knowledge of Seller No. 1 or Seller No. 2, none is or has been threatened; (v) neither Company No. 1 nor Company No. 2 have been notified of any grievance which might have a material effect on the conduct of the operations of Business No. 1 of Company No. 1 or of Business No. 2 of Company No. 2; (vi) neither Company No. 1 nor Company No. 2 have any labor contracts or collective bargaining agreements with respect to any Company No. 1 Personnel and/or Company No. 2 Personnel;
         (vii) no labor organization or group of employees of Company No. 1 or Company No. 2 have made a demand for recognition or certification, and, to Seller No. 1's knowledge or Seller No. 2's knowledge, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, and (viii) neither Company No. 1 nor Company No. 2 have been notified of any organizing activities involving Company No. 1 or Company No. 2, respectively, pending with any labor organization or group of employees of Company No. 1 or Company No. 2.

4.11     Employee  Benefit  Information.
         ------------------------------

         (i) Except as set forth on Disclosure Schedule 4.11(i), neither Company No. 1 nor Company No. 2 maintain, or is required to contribute to and have no liabilities with respect to any Employee Benefit Plans and no Company No. 1 Personnel or Company No. 2 Personnel or dependent of such Company No. 1 Personnel or Company No. 2 Personnel is entitled to any benefits except as provided for by the provisions of such Employee Benefit Plans or by applicable law.

         (ii) Seller No. 1 and Seller No. 2, as applicable, have provided Purchaser with (a) copies of all Employee Benefit Plans or in the case of any unwritten plan, a written description thereof, (b) copies of any annual, financial or actuarial reports and Internal Revenue Service determination letters relating to such Employee Benefit Plans and (c) copies of the most recent summary plan descriptions (whether or not required to be furnished under ERISA) and all material employee communications relating to such Employee Benefit Plans and distributed to Company Personnel No. 1 and Company Personnel No. 2.

         (iii) Except as set forth on Disclosure Schedule 4.11(iii), the events contemplated by this Agreement (either alone or together with any other event) will not (a) entitle any Company No. 1 Personnel or Company No. 2 Personnel to severance pay, unemployment compensation, or other similar payments under any Employee
               Benefit Plan or law, (b) accelerate the time of payment or vesting or increase the amount of benefits due under any Employee Benefit Plan or compensation to any Company No. 1 Personnel or Company No. 2 Personnel, (c) result in any payments (including parachute payments) under any Employee Benefit Plan or law, becoming due to any Company No. 1 Personnel or Company No. 2 Personnel, or (d) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any Employee Benefit Plan.

         (iv) TheLinc Corporation Employee Savings Plan (the "401(k) Plan") is qualified under Sections 401(a) and 401(k) of the Code and the related trust is exempt from Tax under Section 501(a) of the Code and Company No. 1 and Company No. 2 have no other employees' savings plans qualified under Section 401(a) or any other Section of the Code. The Internal Revenue Service has issued a determination letter that the prototype plan to which the 401(k) Plan relates is so qualified and nothing, to Seller No. 1's and Seller No. 2's knowledge, have occurred since the date of such letter to cause the letter to be no longer valid or effective assuming the plan is amended on a timely basis to comply with changes to the Code, or other legislative, regulatory or administrative requirements subject to the remedial amendment period applicable to such Act. All contributions due with respect to the periods ending on or before the Closing Date to the 401(k) Plan have been timely made, and a pro rata portion of the contributions (including matching contributions) for the plan year in which the Closing Date occurs shall have been made on or prior to the Closing Date for the period ending on the Closing Date.
         (v) Neither Company No. 1 nor Company No. 2 nor any entity that is or was at any time treated as a single employer with Company No. 1 or Company No. 2 under Section 414(b), (c), (m) or (o) of the Code have at any time (a) maintained, contributed to or been required to contribute to any plan under which more than one employer makes contributions (within the meaning of Section 4064(a) of ERISA) or any plan that is a multi-employer plan as defined in Section 3(37) of ERISA, (b) incurred or expects to incur any liability to the Pension Benefit Guaranty Corporation or otherwise under Title IV or ERISA (other than the payment of premiums none of which are overdue) or (c) incurred or expects to incur liability in connection with an "accumulated funding deficiency" within the meaning of Section 412 of the Code whether or not waived.

         (vi) To the best knowledge of Seller No. 1 and/or Seller No. 2, Company No. 1 and Company No. 2 have, in the conduct of the affairs of Business No. 1 of Company No. 1 and of Business No. 2 of Company No. 2, as applicable, complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, terms and conditions of employment, collective bargaining and the payment of social security and similar Taxes.

         (vii) Company No. 1 and Company No. 2 have not and prior to the Closing Date will not have suffered a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act ("WARN").

         (viii)To Seller No. 1's knowledge and Seller No. 2's knowledge, Company No. 1 and Company No. 2, as applicable, have complied in all material respects with the Consolidated Omnibus Budget Reconciliation Act of 1984.

4.12     Burdensome  Obligations.  Except  for  agreements  described  in  the
         -----------------------
         Disclosure Statement Exhibit 4.12, neither Company No. 1 nor Company No. 2 is a party to any so-called requirements or similar type of contract limiting its freedom or latitude in the purchase of its inventory, equipment or other items. Neither Company No. 1 nor Company No. 2 is subject to or bound by any contract or other obligation whatsoever which materially adversely affects its business, properties or prospects, except as expressly disclosed in this Agreement.

4.13     Lawful  Operations.  To the best of Seller No. 1's knowledge and Seller
         ------------------
         No. 2's knowledge, the businesses conducted and properties owned or leased by Company No. 1 and Company No. 2, as applicable, conform with all Applicable Laws and all permits and licenses, if any, that are required to enable Company No. 1 to operate its Business No. 1 and that are required to enable Company No. 2 to operate its Business No. 2, have been obtained.

4.14     Legal  Proceedings;  Claims.  Except  as  set  forth  in the Disclosure
         ---------------------------
         Schedule 4.14, there are no decrees or order of any regulatory agency, court or public authority materially affecting the operations of Company No. 1 and Company No. 2, and neither Company No. 1 nor Company No. 2 is a party to any litigation or other judicial or administrative proceedings. Except as set forth in Disclosure Schedule 4.14, to Seller No. 1's knowledge and Seller No. 2's knowledge, neither Company No. 1 nor Company No. 2 nor Seller No. 1 nor Seller No. 2 is a party to any litigation or other judicial, administrative or other proceeding pending or known by Seller No. 1 or Seller No. 2 to be threatened which would affect Company No. 1's, Company No. 2's, Seller No. 1's or Seller No. 2's ability to perform this Agreement or would materially affect the assets or operations of Company No. 1 or Company No. 2; and, to the best of Seller No. 1's knowledge and Seller No. 2's knowledge, there are no claims in existence or threatened against Company No. 1 and/or Company No. 2 or any of their respective properties which may result in litigation. There are no known existing violations of any Federal, State, local or foreign laws or regulations which might materially affect the properties, assets, business, financial condition or corporate status of Company No. 1 and/or Company No. 2; and neither Company No. 1 nor Company No. 2 is in default with respect to any order or decree of any court or administrative regulatory agency.

4.15     Taxes.
         -----

         A.    Company  No.  1  has:

               (i) Except as set forth in Disclosure Schedule 4.16.A, prepared in accordance with reasonable interpretations of all Applicable Laws, and timely filed all Tax Returns required to be filed or sent by it with respect to any Taxes; copies of all Company No. 1 federal and state income Tax Returns have been provided to Purchaser;

               (ii) timely  paid  all Taxes that are shown as due and payable on said  Tax  Returns;

               (iii)established  on  its  books  and  records  reserves that are adequate for the payment of all Taxes not yet due and payable;

               (iv) complied  with  all  Applicable  Laws, rules and regulations relating to the payment and withholding of Taxes and have timely and properly withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all Applicable Laws, except amounts that are not yet due and payable. There are no liens for Taxes upon the assets of Company No. 1 except for Liens for Taxes not yet due. Company No. 1 is not a party to any agreement providing for the allocation, sharing or indemnification of Taxes;

               (v) that, except as reflected or reserved against in the Balance Sheet of Company No. 1 as of April 30, 2000, Company No. 1 as of such date had no deferred tax liabilities of any nature and Seller No. 1 represents and warrants that he does not know, nor does he have any reasonable grounds to know, of any basis for any deferred tax liability in any amount not fully reflected or reserved against in the Balance Sheet No. 1 of Company No. 1 as of April 30, 2000;

               (vi) that  all  deductions  taken  on all the Company No. 1's tax returns have been properly deducted by Company No. 1 pursuant to pertinent provisions of the Internal Revenue Code.

               To Seller No. 1's knowledge, Company No. 1 is not currently under audit by any Governmental Authority for any Taxes and has not extended the statute of limitations relating to the filing of a Tax Return or the payment of any Taxes.

         B.    Company  No.  2  has:

               (i) Except as set forth in Disclosure Schedule 4.16.B, prepared in accordance with reasonable interpretations of all Applicable Laws, and timely filed all Tax Returns required to be filed or sent by it with respect to any Taxes; copies of all Company No. 2 federal and state income Tax Returns have been provided to Purchaser;

               (ii) timely  paid  all Taxes that are shown as due and payable on said  Tax  Returns;

               (iii)established  on  its  books  and  records  reserves that are adequate for the payment of all Taxes not yet due and payable;

               (iv) complied  with  all  Applicable  Laws, rules and regulations relating to the payment and withholding of Taxes and have timely and properly withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all Applicable Laws, except for amounts that are not yet due and payable. There are no liens for Taxes upon the assets of Company No. 2 except for Liens for Taxes not yet due. Company No. 2 is not a party to any agreement providing for the allocation, sharing or indemnification of Taxes;

               (v) that, except as reflected or reserved against in the Balance Sheet of Company No. 2 as of April 30, 2000, Company No. 2 as of such date had no deferred tax liabilities of any nature and Seller No. 1 and Seller No. 2 represent and warrant that they do not know, nor do they have any reasonable grounds to know, of any basis for any deferred tax liability in any amount not fully reflected or reserved against in the Balance Sheet No. 2 of Company No. 2 as of April 30, 2000;

               (vi) that  all  deductions  taken  on all the Company No. 2's tax returns have been properly deducted by Company No. 2 pursuant to pertinent provisions of the Internal Revenue Code.

               To Seller No. 1's and Seller No. 2's knowledge, Company No. 2 is not currently under audit by any Governmental Authority for any Taxes and has not extended the statute of limitations relating to the filing of a Tax Return or the payment of any Taxes.

         C.    Seller  No.  1  and  Seller  No.  2  represent  that:

               (i)     there has been no consent filed with the Internal Revenue
                    Service  under  Section  341(f)  of  the  Code;  and

               (ii) Seller No. 1 shall be responsible for his federal, state and local income taxes relating to or arising from his ownership of Company 1 Shares, and Seller No. 1 and Seller No. 2 shall be responsible for his federal, state and local income taxes relating to or arising from their ownership of Company No. 2 Shares.

4.16     Environmental  Compliance.
         -------------------------

         (i) To Seller No. 1's knowledge or Seller No. 2's knowledge, as applicable, neither Company No. 1 nor Company No. 2 is in violation, or alleged to be in violation, of any Environmental Laws which would have a material effect on Business No. 1 or Business No. 2;

         (ii) Neither Company No. 1 nor Company No. 2 have received a notice, complaint, order, directive, claim or citation from any third party, including without limitation any federal, state or local governmental authority, (A) that Company No. 1 or Company No. 2 have has been identified by the Unites States Environmental
               Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 CFR Part 300 Appendix B, or the CERCLA Information System; (B) that any Hazardous Materials which Company No. 1 or Company No. 2 have generated, stored, transported or disposed of has been released at any site at which a federal, state or local agency has conducted or has ordered that any person conduct a remedial investigation, removal or other response action pursuant to any Environmental Law or has named Company No. 1 or Company No. 2 as a potentially responsible party; or (C) that Company No. 1 or Company No. 2 is or shall be named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials.

         (iii)  To the knowledge of Seller No. 1 or Seller No. 2, as applicable,
               (A) no portion of the property of Company No. 1 or Company No. 2 have been used for the handling, processing, storage or disposal of Hazardous Materials except in compliance in all material respects with applicable Environmental Laws; and no underground tank or other underground storage receptacle containing or formerly containing any Hazardous Materials is located on any portion of any of the properties currently or formerly owned, operated or leased by Company No. 1 or Company No. 2 or any of their respective Affiliates during Company No. 1's or Company No. 2's or any of their respective Affiliate's ownership, operation or lease of the properties; (B) in the course of any activities conducted by Company No. 1 or Company No. 2 or operators of Company No. 1's or Company No. 2's properties, no Hazardous Materials have been generated or are being used on the property except in compliance in all material respects with applicable Environmental Laws; (C) there have been no releases (i.e., any past or present releasing, spilling, leaking, leaching, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous
               Materials on, upon, into or from the property currently or formerly owned, operated or leased by Company No. 1 or Company No. 2 or any of their respective Affiliates during or prior to Company No. 1's or Company No. 2's or any of their respective Affiliate's ownership, operation or lease, which releases would have a material effect on the value of any of the property or adjacent properties or the environment; and (D) in addition any Hazardous Materials, that have been generated or stored by Company No. 1 or Company No. 2 or any of their respective Affiliates on any of the currently or formerly owned, operated or leased property of Company No. 1 or Company No. 2 have been transported off site only by carriers having an identification number issued by the EPA and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are operating in material compliance with such permits and applicable Environmental Laws or, if any transporter or facility has not been or is not in material compliance, such failure would not have a material effect on Company No. 1 or Company No. 2 or any of their respective Affiliates.

         (iv) Seller No. 1 and Seller No. 2, as applicable, have provided to Purchaser all environmentally related audits, studies, reports, analyses (including soil and groundwater analysis), and results of investigations that have been performed with respect to the currently or previously owned, leased, or operated properties of Company No. 1 or Company No. 2 or any of their respective Affiliates, and that are in the possession of Company No. 1 or Company No. 2, any of their respective Affiliates or Seller No. 1 or Seller No. 2.
         (v) To the knowledge of Seller No. 1 or Seller No. 2, there is not now nor have there been located at any of the properties of Company No. 1 or Company No. 2, whether owned or leased asbestos containing material or equipment containing polychlorinated biphenyls in violation of any applicable Environmental Law.

         (vi) Company No. 1 and/or Company No. 2 currently holds, and at all times has held, all required federal, state, and local permits, licenses, certificates and approvals necessary to Company No. 1's Business No. 1 or Company No. 2's Business No. 2 ("Environmental Permits"). Neither Company No. 1 nor Company No. 2 have been notified by any relevant Governmental Authority that any Environmental Permit will be modified, suspended, canceled or revoked, or cannot be renewed in the ordinary course of business, which modification, suspense, cancellation, revocation or non-renewal could affect in any material way the manner in which Company No. 1 operates Company No. 1's Business No. 1 or the manner in which Company No. 2 operates Company No. 2's Business No. 2.

4.17     Insurance.  Company  No.  1 or Company No. 2 maintain policies of fire,
         ---------
         extended coverage, liability and other forms of insurance covering Business No. 1 and/or Business No. 2, as applicable, properties and assets in amounts and against such losses and risks as are generally maintained for comparable businesses and properties, and valid policies for such insurance will be outstanding and duly in force through and on the Closing Date. Attached hereto as Disclosure Schedule 4.17 is a complete list of all insurance policies owned by Company No. 1 or Company No. 2, indicating risks insured against, carrier, policy number, amount of coverage, premiums and expiration dates.

4.18     Books  and  Records.  The books of account of Company No. 1 and Company
         -------------------
         No. 2 substantially reflect all of their respective known material items of income and expense and all their respective known material assets, liabilities and accruals. The respective corporate minute books of Company No. 1 or Company No. 2 are substantially complete as to the records of substantially all substantial proceedings of incorporators, shareholders and directors, and there are no substantial and material minutes or records of the proceedings of any of said person not included therein. The share ledgers and share certificate books contain a complete and accurate record of all issuances and transfers of shares in Company No. 1 and Company No. 2.

4.19     Certain  Interests.  Except  as  set forth in Disclosure Schedule 4.19,
         ------------------
         Seller No. 1 and Seller No. 2 do not, directly or indirectly, own any interest in any corporation, firm or enterprise engaged in a business competitive with Company No. 1 or Company No. 2, except (i) Company No. 1 Shares or Company No. 2 Shares, or (ii) any passive investment by Seller No. 1 or Seller No. 2 in the stock of any publicly held corporation which is not in excess of five percent of the issued and outstanding capital stock of such corporations.

4.20     Officers  and Directors; Certain Payments.  Disclosure Schedule 4.20 is
         -----------------------------------------
         a true and complete list showing (a) the names of all officers and directors of Company No. 1 and Company No. 2 and the directorships and officerships in Company No. 1 and Company No. 2 held by each; (b) the names and address of each financial institution in which Company No. 1 or Company No. 2 has an account, safe deposit box or investment account, the names of all persons authorized to draw thereon or to have access thereto, and the nature of such authorization; and (c) the names of all persons holding tax or other powers of attorney from Company No. 1 or Company No. 2 and a summary statement of the terms thereof.

4.21     Commissions  or  Brokers Fees.  Neither Company No. 1 nor Company No. 2
         -----------------------------
         nor Seller No. 1 nor Seller No. 2 has incurred any liability to any person for financial advice, finder's fees or brokerage commission with respect to the transactions contemplated by this Agreement, which liability may be asserted against Company No. 1, Company No. 2,
         Purchaser  or  any  affiliate  of  Purchaser.

4.22     Assets  Necessary  to the Business.  Company No. 1 and/or Company No. 2
         ----------------------------------
         own, lease, license, or have the right to use all assets and properties (tangible and intangible) necessary to carry on Business No. 1 and Business No. 2, as applicable, and operations as presently conducted. Such assets and properties are all of the assets and properties necessary to carry on the Business No. 1 of Company No. 1 and the Business No. 2 of Company No. 2, as applicable, as presently conducted and, except as set forth in Disclosure Schedule 4.22, neither Seller No. 1 nor Seller No. 2 (other than through their ownership of stock in Company No. 1 or Company No. 2, as applicable) nor any member of their respective families owns or leases or has any interest in any assets or properties presently being used to carry on the Business No. 1 of Company No. 1 or the Business No. 2 of Company No. 2.

4.23     Absence  of  Certain  Business  Practices.  Neither  Company  No. 1 nor
         -----------------------------------------
         Company No. 2, nor any officer, employee or agent of Company No. 1 nor Company No. 2 , nor any other Person acting on its or their behalf, has, directly or indirectly, within the past five years given or agreed to give any gift, bribe, rebate or kickback or otherwise provide any similar benefit to any customer, supplier, governmental employee or any other Person who is or may be in a position to help or hinder Company No. 1 or Business No. 1 or Company No. 2 or Business No. 2 (or assist Company No. 1 or Company No. 2 in connection with any actual or proposed transaction relating to Business No. 1 or Business No. 2, as applicable, or any other business previously operated by Company No. 1 or Company No. 2) (i) which might have subjected Company No. 1 or Company No. 2 to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) which if not given in the past, might have had a material effect on Company No. 1 or Company No.

         2 or their respective assets, (iii) which if not continued in the future, might have a material effect on Company No. 1 or Company No. 2 or its respective assets or subject Company No. 1 or Company No. 2 to suit or penalty in any private or governmental litigation or proceeding, (iv) for any of the purposes described in Section 162(c) of the Code or (v) for the purpose of establishing or maintaining any concealed fund or concealed bank account.

4.24     Transactions  with  Affiliates.  Except  as  disclosed  on  Disclosure
         ------------------------------
         Schedule 4.24, there is no lease, sublease, contract, agreement or other arrangement of any kind whatsoever entered into by Company No. 1 or Company No. 2 with Seller No. 1 or Seller No. 2, or with any Affiliate of Seller No. 1 or Seller No. 2, except such of the foregoing which may be terminated at Closing by Purchaser without further liability. Prior to Closing, all indebtedness owed by Seller No. 1 or Seller No. 2 to Company No. 1 or Company No. 2 shall be repaid.

4.25     Territorial  Restrictions.  Except  as described in Disclosure Schedule
         -------------------------
         4.25, neither Company No. 1 nor Company No. 2 is restricted by any written agreement or understanding with any other Person (excluding Applicable Laws of Governmental Authorities) from carrying on Business No. 1 or Business No. 2 anywhere in the world. Neither Purchaser nor any of its affiliates will, as a result of its acquisition of Company No. 1 Shares or of Company No. 2 Shares, become restricted in carrying on Business No. 1 or Business No. 2 anywhere in the world as a result of any Contract or other agreement to which Company No. 1 or Company No. 2 is a party or by which it is bound.

4.26     Customers.   Disclosure  Schedule  4.26  includes a correct list of the
         ---------
         twenty-five (25) largest customers for Company No. 1 and Company No. 2 each, for each of the past two (2) fiscal years and the amount of business done by Company No. 1 and Company No. 2 with each such customer for each year. Neither Seller No. 1 nor Seller No. 2 have any knowledge or information, and are aware of any facts indicating that any of the customers will or intend to (a) cease doing business with Company No. 1 or Company No. 2; (b) materially alter the amount of business they are presently doing with Company No. 1 or Company No. 2; or (c) not do business with Company No. 1 or Company No. 2 after the Closing Date.

4.27     Suppliers.   Disclosure  Schedule  4.27  sets  forth  the  names of and
         ---------
         description of contractual arrangements (whether or not binding or in writing) with the fifteen (15) largest suppliers of Company No. 1 and Company No. 2 each and any sole suppliers of significant goods or services (other than electricity, gas, telephone or water) to Company No. 1 or Company No. 2 with respect to which practical alternative sources of supply are not readily available on comparable terms and conditions. Neither Seller No. 1 nor Seller No. 2 have any knowledge or information, or are aware of any facts indicating that any of the suppliers of Company No. 1 or of Company No. 2 will or intend to (a) cease doing business with Company No. 1 or Company No. 2; (b) materially alter the amount of business they are presently doing with Company No. 1 or Company No. 2; or (c) not do business with Company No. 1 or Company No. 2 after the Closing Date.

4.28     Product  Liability.   Except  as  set forth in Disclosure Schedule 4.28
         ------------------
         and  for  warranties  under  Applicable  Law,

         (a) there are no warranties, express or implied, written or oral, with respect to the products of Business No. 1 or Business No. 2;

         (b) to Seller No. 1's knowledge or Seller No. 2's knowledge, there are no pending or threatened claims with respect to any warranty; and

         (c) Neither Company No. 1 nor Seller No. 1 nor Seller No. 2 nor Company No. 2 have, or will not have, any liability in excess of any amount reserved for or reflected on Closing Balance Sheet No. 1 or the Closing Balance Sheet No. 2, after the Closing, with respect to any such warranty, whether known or unknown, absolute, accrued, contingent, or otherwise and whether due or to become due.

4.29     Disclosure.  No  representation  or  warranty  made  by Seller No. 1 or
         ----------
         Seller No. 2 in this Agreement and no exhibit, certificate or documents furnished or to be furnished by Seller No. 1 or Seller No. 2 pursuant hereto contains or will contain any known untrue statement of a material fact or omits or will omit any known material fact necessary in order to make the statements contained therein not misleading. Seller No. 1 and/or Seller No. 2 have no knowledge of any factors materially affecting the future prospects of Company No. 1's Business No. 1 or Company No. 2's Business No. 2 which have not been disclosed in this Agreement and the Disclosure Schedule.

4.30     Miscellaneous.  Any  disclosure  that is made by Seller No. 1 or Seller
         -------------
         No. 2 in the Disclosure Schedule under the terms of this Agreement that are designated as pertaining to a particular Section of the Disclosure Schedule shall constitute a disclosure for any other Section of the Disclosure Schedule to the extent applicable.

                                    ARTICLE V

5.       Representations  of  Purchaser.   Purchaser  represents,  warrants  and
         ------------------------------
         covenants to Seller No. 1 as to Company No. 1, and to Seller No. 1 and Seller No. 2 as to Company No. 2, that the following statements are true as of the date hereof.

5.01     Organization.  Purchaser  is  a  corporation  duly  organized,  validly
         ------------
         existing and in good standing under the laws of the State of Delaware and has all the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

5.02     Authority.  This  Agreement  is  a  valid  and  binding  obligation  of
         ---------
         Purchaser, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally, or by the availability of equitable remedies or the application of general equitable principles. Except as set forth in Disclosure Schedule 5.02, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will:

         (i) violate, or conflict with, or require any Consent under, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Purchaser under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Purchaser or of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which Purchaser is a party, or by which Purchaser or any of its properties or assets may be bound or affected, or

         (ii) violate any order, writ, injunction or decree applicable to Purchaser or any of its properties or assets or, to the knowledge of Purchaser, violate any statute, rule or regulation applicable to Purchaser or any of its properties or assets; or

         (iii) constitute a default or event that, with notice or lapse of time, or both, would be a default, breach, or violation of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Purchaser is a party or by which it is bound; or

         (iv) constitute an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Purchaser.

         (v) no Consent by, notice to or registration with any Governmental Authority is required on the part of Purchaser prior or subsequent to the Closing Date in connection with the execution, delivery and performance by Purchaser of this Agreement or the consummation of any of the transactions contemplated hereby.

5.03     Commissions or Brokers' Fees.  Purchaser has not incurred any liability
         ----------------------------
         to any person for financial advice, finder's fees or brokerage commission with respect to the transactions contemplated by this Agreement, which liability may be asserted against Seller No. 1 or Seller No. 2, Company No. 1 or Company No.2.


                                   ARTICLE VI

6.01     Release  by Seller No. 1 and Seller No. 2.  Seller No. 1 and Seller No.
         -----------------------------------------
         2, as of the Closing Date, shall release and discharge Company No. 1 and Company No. 2 from all actions, claims or demands of every kind and nature which Seller No. 1 or Seller No. 2 have or may have against Company No. 1 and/or Company No. 2 whether based upon contract or otherwise, arising before the execution of this Agreement. Nothing contained herein shall constitute a release of any rights of Seller No. 1 or Seller No. 2 arising under this Agreement, of any claims under any Employee Benefit Plans currently maintained by Company No. 1 or Company No. 2, or with respect to anything which may occur after the Closing Date.


                                   ARTICLE VII

7.01     Covenants  Not  to  Compete.  As inducement for and in consideration of
         ---------------------------
         Purchaser entering into this Agreement, Seller No. 1 and Seller No. 2 shall each enter into a non-competition agreement. Such non-competition agreements are set forth in Exhibits G and G-1 attached hereto and made a part hereof.


                                   ARTICLE VIII

8.01     Employment  Agreement.  Upon  the  Closing  Date, Purchaser shall enter
         ---------------------
         into an Employment Agreement with W. Valentz, and an Employment Agreement with B. Vines. Copies of said Employment Agreements are attached hereto and made a part hereof as Exhibit H and H-1.

8.02     Termination  of  Employment Agreements.  Upon the Closing Date, Company
         --------------------------------------
         No. 2 shall terminate any current employment arrangement with B. Vines and its current employment arrangement with W. Valentz including, but not limited to, its obligations to pay him a percentage of the profits of Company No. 2 pursuant to corporate action taken on the 5th day of January, 1998. Upon the Closing Date, Company No. 1 shall terminate any current employment arrangement, if any, it may have with W. Valentz.


                                   ARTICLE IX

9.01     Amendment  to  Lease  Agreement.  At Closing, Company No. 1 and Company
         -------------------------------
         No. 2 will enter into an amendment to its current Lease with Valentz Properties, LLC, for the real estate located at 3605 Lornaridge Drive, Birmingham, Alabama. Such amendment shall contain a provision which will enable Company No. 1 and Company No. 2 to cancel the current Lease upon six (6) months' prior written notice to Valentz Properties, LLC, at any time commencing after January 1, 2001. In the event Company No. 1 and Company No. 2 exercise their right to terminate said Lease, Company No. 1 and Company No. 2 shall have the right to vacate the Leased Premises prior to the expiration of such six month period, as long as Company No. 1 and Company No. 2 continue to make all rental payments required under said Lease, as amended, during such six month period, as due. A copy of such Amendment to Lease is attached hereto as
         Exhibit  I.


                                    ARTICLE X

10.1     Covenants  of  Seller  No.  1  and  Seller  No.  2.
         --------------------------------------------------

10.01.1  Further  Actions.
         ----------------

         Seller No. 1 and Seller No. 2 will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by them or Company No. 1 or Company No. 2 pursuant to Applicable Law in connection with this Agreement, the Other Sellers Documents and the consummation of the other transactions contemplated hereby.

10.01.2  Further  Assurances.  Following the Closing, Seller No. 1 and Seller
         -------------------
         No. 2 shall, and shall cause each of their Affiliates and Company No. 1 and Company No. 2 to, as applicable, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Purchaser, to confirm and assure the rights and obligations provided for in this Agreement and in the Other Sellers Documents and render effective the consummation of the transactions contemplated thereby. Without limiting the generality of the foregoing, the parties specifically contemplate closing the transactions contemplated herein prior to the time that full compliance by Seller No. 1 and Seller No. 2 with the conditions precedent set forth in Section 13.01.2 will be practicable. As a result, notwithstanding the Closing, this Section 10.01.2 shall require prompt delivery thereafter by Seller No. 1 and Seller No. 2 of the consents, instruments and agreements called for herein, including in Section 13.01.2.

10.01.3  Liability for Transfer Taxes. Seller No. 1 and Seller No. 2 shall be
         ----------------------------
         responsible for the timely payment of, and shall indemnify and hold harmless Purchaser and their Affiliates against, all sales, income, use, value added, documentary, stamp, and any other taxes and fees attributable or arising out of the sale of Company No. 1 Shares by Seller No. 1 and the Company No. 2 Shares by Seller No. 1 and Seller No. 2 to Purchaser. Seller No. 1 represent to Purchaser that there will be no tax liability to Company No. 1 arising out of the sale of the Company No. 1 Shares. Seller No. 1 and Seller No. 2 represent to Purchaser that there will be no tax liability to Company No. 2 arising out of the sale of the Company No. 2 Shares.


                                   ARTICLE XI

11.01     Covenants  of  Purchaser.
          ------------------------

11.01.1  Further  Actions.
         ----------------

         Purchaser will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by it pursuant to applicable law in connection with this Agreement, the Other Sellers Documents and the consummation of the other transactions contemplated hereby.

11.01.2  Tax  Elections.  Purchaser  will not file any election under Section
         --------------
         338 of the Code with respect to this Agreement or the transactions contemplated herein.

11.01.3  Further  Assurances.  Following  the  Closing,  Purchaser shall, and
         -------------------
         shall cause each of its Affiliates and Company to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Seller No. 1 or Seller No. 2, to confirm and assure the rights and obligations provided for in this Agreement and in the Other Sellers Documents and render effective the consummation of the transactions contemplated thereby. Without limiting the generality of the foregoing, the parties specifically contemplate closing the transactions contemplated herein prior to the time that compliance by Purchaser with the conditions precedent set forth in
         Section 13.02.8 relating to the releases of either Seller No. 1 and/or Seller No. 2 of their guaranties of any of the Line of Credit Indebtedness No. 1 and/or the Line of Credit Indebtedness No. 2 will be practicable. As a result, notwithstanding the Closing, this Section
         11.01.3 shall require prompt delivery thereafter by Purchaser of the instruments and agreements called for herein, including that contained in Section 13.02.8.


                                   ARTICLE XII

12.01    Survival  of  Representations and Warranties.  The Parties acknowledge
         --------------------------------------------
         and agree that all the representations, covenants, warranties and agreements contained in this Agreement or in any agreement, instrument, exhibit, certificate, schedule or other document delivered in connection herewith, shall survive the Closing and shall be binding upon the party giving such representation, covenant, warranty or agreement and shall be fully enforceable to the extent provided for in Sections 12.04 and 12.05 hereof, at law or in equity, for the period beginning on the date of Closing and ending two (2) years there-after, except for the representations, warranties and agreements designated and identified in Section 4.01, 4.02, 4.03, 4.05, 4.08 through 4.08.11,
         4.15, 4.16, 5.01 and 5.02, which shall survive the Closing and shall terminate in accordance with the statutes of limitation governing written contracts and Exhibits G and G-1, H and H-1 and I, which shall terminate as provided therein.

12.02    Reliance  Upon  and Enforcement of Warranties and Agreements of Seller
         ----------------------------------------------------------------------
         No.  1  and  Seller  No.  2. Seller No. 1 and Seller No. 2 hereby agree
         --------------------------
         that, notwithstanding any right of Purchaser to fully investigate the affairs of Company No. 1 and/or Company No. 2, as applicable, and notwithstanding knowledge of facts determined or determinable by Purchaser pursuant to such investigation or right of investigation, Purchaser has the right to rely fully upon the representations, covenants, warranties and agreements of Seller No. 1 and/or Seller No. 2, as applicable, contained in this Agreement and upon the accuracy of any document, schedule, certificate or exhibit given or delivered to Purchaser pursuant to the provisions of this Agreement.

12.03    Reliance  Upon  and  Enforcement  of  Representations,  Warranties and
         ----------------------------------------------------------------------
         Agreements  of Purchaser. Purchaser hereby agrees that, notwithstanding
         ------------------------
         any right of Seller No. 1 or Seller No. 2 to fully investigate the affairs of Purchaser and notwithstanding knowledge of facts determined or determinable by Seller No. 1 or Seller No. 2 pursuant to such investigation or right of investigation, Seller No. 1 and Seller No. 2, as applicable, have the right to rely fully upon the representations, covenants, warranties and agreements of Purchaser contained in this Agreement and upon the accuracy of any document, certificate or exhibit given or delivered to Seller No. 1 and/or Seller No. 2 pursuant to the provisions of this Agreement.

12.04     Indemnification  by  Seller  No.  1  and  Seller  No.  2.
          --------------------------------------------------------

          (a) Seller No. 1 shall indemnify Purchaser against and hold it harmless from any Losses resulting from or arising out of any inaccuracy in or breach of any representation, warranty, covenant or obligation made or incurred by Seller No. 1 herein or in any other agreement, instrument or document delivered by Seller No. 1 pursuant to the terms of this Agreement as pertains to Company No. 1. Subject to the limitations in Section 12.10 hereof, any amounts to which Purchaser, its successors or assigns, is entitled to indemnification pursuant to the provisions of this Section shall be offset against the amount payable to Seller No. 1 under the Note given to Seller No. 1 for his interest in Company No. 2 (including proceeding against Seller No. 1 for any amounts that may have been previously paid to Seller No. 1 under the Notes). Provided, however, the offset in any one year may not exceed the aggregate amount of principal and interest due on said applicable subordinated promissory note for said year and then against any amounts payable to Seller No. 1 under Section 2.07.

          (b) Seller No. 1 and Seller No. 2, jointly and severally, shall indemnify Purchaser against and hold it harmless from any Losses resulting from or arising out of any inaccuracy in or breach of any representation, warranty, covenant or obligation made or incurred by Seller No. 1 or Seller No. 2 herein or in any other agreement, instrument or document delivered by Seller No. 1 and/or Seller No. 2 pursuant to the terms of this Agreement as pertains to Company No. 1 and/or Company No. 2. Subject to the limitations in Section 12.10 hereof, any amounts to which Purchaser, its successors or assigns, is entitled to indemnification pursuant to the provisions of this Section shall be offset against the amount payable to Seller No. 1 or Seller No. 2 under the Notes (including proceeding against Seller No. 1 and/or Seller No. 2 for any amounts that may have been previously paid to Seller No. 1 or Seller No. 2 under the Notes). Provided, however, the offset in any one year may not exceed the aggregate amount of principal and interest due on said applicable subordinated promissory notes for said year and then against any amounts payable to Seller No. 1 or Seller No. 2 under Section 2.07.

12.05    Indemnification  by  Purchaser.  Purchaser agrees to defend, indemnify
         ------------------------------
         and hold harmless Seller No. 1 and Seller No. 2 from, against and in respect of any and all Losses resulting from or arising out of an inaccuracy in or other breach of any representation, warranty, covenant, or obligation made or incurred by Purchaser herein or in any other agreement, instrument or document delivered by Purchaser pursuant to the terms of this Agreement.

12.06    Notification  of  and  Participation  in  Claims.
         ------------------------------------------------

         (a) No claim for indemnification shall arise until notice thereof is given to the party from whom indemnity is sought (the
               "Indemnifying Party"). Such notice shall be sent to the Indemnifying Party within ten (10) days after the party asserting such right to indemnity (the "Party to be Indemnified") has received notification of such claim, but failure to notify the Indemnifying Party shall in no event prejudice the rights of the Party to be Indemnified under this Agreement, unless the Indemnifying Party shall be prejudiced by such failure and then only to the extent of such prejudice. In the event that any legal proceeding shall be instituted or any claim or demand is asserted by any third party in respect of which Seller No. 1 and/or Seller No. 2 on the one hand, or Purchaser on the other hand, may have an obligation to indemnify the other, the Party to be Indemnified shall give or cause to be given to the Indemnifying Party written notice thereof and the Indemnifying Party shall have the right, at its option and expense, to participate in the defense of such proceeding, claim or demand, but not to control the defense, negotiation or settlement thereof, which control shall at all times rest with the Party to be Indemnified, unless the Indemnifying Party irrevocably acknowledges in writing full and complete responsibility for and agrees to provide indemnification of the Party to be Indemnified, in which case such Indemnifying Party may assume such control through counsel of its choice and at its expense. In the event the Indemnifying Party assumes control of the defense, the Indemnifying Party shall not be responsible for the legal costs and expenses of the Party to be Indemnified in the event the Party to be Indemnified decides to join in such defense. The Parties agree to cooperate fully with each other in connection with the mitigation, defense, negotiation or settlement of any such third party legal proceeding, claim or demand.

         (b) If the Party to be Indemnified is also the party controlling the defense, negotiation or settlement of any matter, and if the Party to be Indemnified determines to compromise the matter, the Party to be Indemnified shall immediately advise the Indemnifying Party of the terms and conditions of the proposed settlement. If the Indemnifying Party agrees to accept such proposal, the Party to be Indemnified shall proceed to conclude the settlement of the matter, and the Indemnifying Party shall immediately indemnify the Party to be Indemnified pursuant to the terms of Sections
               12.04 and 12.05 hereunder, subject to the limitations set forth elsewhere in this Section 12. If the Indemnifying Party does not agree within fourteen (14) days to accept the settlement (said

               14-day period to begin on the first business day following the date such party receives a complete copy of the settlement proposal), the Indemnifying Party shall immediately assume control of the defense, negotia-tion or settlement thereof, at that Indemnifying Party's expense. Thereafter, the Party to be Indemnified shall be indemnified in the entirety for any liability arising out of the ultimate defenses, negotiation or settlement of such matter.

         (c) If the Indemnifying Party is the party controlling the defense, negotiation or settlement of any matter, and the Indemnifying Party determines to compromise the matter, the Indemnifying Party shall immediately advise the Party to be Indemnified of the terms and conditions of the proposed settlement and irrevocably acknowledge in writing full and complete responsi-bility for, and agree to provide, indemnification of the Party to be Indemnified. If the Party to be Indemnified agrees to accept such proposal, the Indemnifying Party shall proceed to conclude the settlement of the matter and immediately indemnify the Party to be Indemnified pursuant to the terms of Sections 12.04 or 12.05 hereunder. If the Party to be Indemnified does not agree within fourteen (14) days to accept the settlement (said 14-day period to begin on the first business day following the date such Party receives a complete copy of the settlement proposal), the Party to be Indemnified shall immediately assume control of the defense, negotiation or settlement thereof, at the Party to be Indemnified's expense. If the final amount paid to resolve the claim is less than the amount of the original proposed settlement made by the Indemnifying Party, then the Party to be Indemnified shall receive such indemnification pursuant to Sections 12.04 or
               12.05 hereof, including any and all expenses incurred by the Party to be Indemnified incurred in connection with the defense, negotiation or settlement of such matter. If the amount finally paid to resolve the claim is equal to or greater than the amount of the original proposed settlement proposed by the Indemnifying Party, then the Indemnifying Party shall provide indemnification pursuant to Sections 12.04 and 12.05 for the amount of the original settlement proposal submitted by the Indemnifying Party, and the Party to be Indemnified shall be responsible for all amounts in excess of the original settlement proposal submitted by the Indemnifying Party and all costs and expenses incurred by the Party to be Indemnified in connection with such defense, negotiation or settlement.

12.07    Provisions  of  General  Application.  With  respect  to  any right of
         ------------------------------------
         indemnification arising under this Agreement, the following provisions shall apply:

         (a)   Procedures.  The  Party  to  be  Indemnified and the Indemnifying
               ----------
               Party agree to cooperate in the defense of any third party claim or action subject to this Section 12, to permit the cooperation and participation of the other parties in any such claim or action, and to promptly notify the other parties of the occurrence of any indemnified event or any material developments or amounts due respecting any indemnification event.

         (b)   No  Implications.  Neither  the  rights  of  any  Party  to
               ----------------
               indemnification from another Party nor the obligations of any Party to indemnify another Party, under this Agreement, shall in any way imply or create, and each Party specifically disclaims, any responsibility whatsoever by such Party for any other Party's liabilities to any other person or entity or Governmental Authority.

         (c)   Insurance.  Prior  to  enforcing  any  claim  for indemnification
               ---------
               against the Indemnifying Party under this Agreement, the Party to be Indemnified shall administratively file in good faith with any insurers all forms and submissions required by applicable policies for the proceeds or other benefits of insurance coverage, if any, applicable to the claim or event from which such indemnification right arose. In the event that insurance proceeds are paid to the Party to be Indemnified respecting an event to which an indemnification right applies hereunder, such indemnification right shall apply only to the extent that the amount of damages indemnified against exceeds such insurance proceeds actually paid to the Party to be Indemnified; provided however, that collection by judicial or legal process of such insurance proceeds shall not be a condition precedent to asserting or collecting such indemnification claims under this Agreement. If the Indemnifying Party incurs indemnity costs or pays indemnity damages under this Agreement, and the Party to be Indemnified subsequently receives insurance proceeds for the same claim or event, then the Party to be Indemnified shall refund such indemnity costs or damage payments to the Indemnifying Party from such insurance proceeds to the extent that the Party to be Indemnified has received benefits from both sources (i.e., payments of indemnity damages from the Indemnifying Party and such insurance proceeds) in excess of the amount of indemnifiable damages incurred by or asserted against the Party to be Indemnified.

          (d)  Mitigation.  The Party to be Indemnified shall use its good faith
               ----------
               efforts to mitigate any claim or loss by any third party hereunder and the Indemnifying Party shall be entitled to participate in and coordinate such mitigation with the Party to be Indemnified.

12.08    Assignment  and  Accounting  for  Benefits.    To  the extent that the
         ------------------------------------------
         Indemnifying Party shall have actually paid indemnity damages to or on behalf of the Party to be Indemnified, the Party to be Indemnified shall make a non-exclusive assignment (to the extent permitted under applicable law) to the Indemnifying Party (as their interest may appear) of the remedies, rights and claims, if any, of the Party to be Indemnified against any and all third parties for the same liability, including, but not limited to, remedies, rights and claims against (i) liability insurers and other insurance companies, and (ii) any other person which has indemnified the Party to be Indemnified for such liability. The parties shall cooperate reasonably in the pursuit of any such remedies, rights and claims.

12.09    Exclusive  Remedy.   Anything contained in this Agreement or the Other
         -----------------
         Seller Documents to the contrary notwithstanding, the indemnification rights set forth in this Section 12, all of which are subject to the terms, limitations, and restrictions of this Section 12, shall be the exclusive remedy after Closing against Seller No. 1 and/or Seller No. 2 and/or Purchaser for monetary damages sustained as a result of a breach of a representation, warranty, covenant, or agreement under this Agreement. Such limitations set forth in this Section 12 shall not impair the rights of any of the parties: (a) to seek non-monetary equitable relief, including (without limitation) specific performance or injunctive relief to redress any default or breach of this Agreement; or (b) to seek enforcement, collection, damages, or such non-monetary equitable relief to redress any subsequent default or breach of any employment agreement, non-competition agreement, lease agreement, transfer document, assumption, consent, or agreement to be delivered at Closing hereunder. In connection with the seeking of any non-monetary equitable relief, each of the Parties acknowledges and agrees that the other Parties hereto would be damaged irreparably in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties hereto agrees that the other Party hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any competent court having jurisdiction over the Parties.

12.10     Limitation  on  Liability.
          -------------------------

         (a) Notwithstanding anything contained herein to the contrary, no claims for indemnification shall be made by Purchaser against Seller No. 1 relating to Company No. 1 until such time as all claims hereunder exceed Ten Thousand Dollars ($10,000.00) and then indemnification shall be made only to the extent such claim or claims exceed Ten Thousand Dollars ($10,000.00) in the aggregate. Notwithstanding anything contained herein to the contrary, no claims for indemnification shall be made by Purchaser against Seller No. 1 or Seller No. 2 relating to Company No. 2 until such time as all claims hereunder exceed Forty Thousand Dollars ($40,000.00), and then indemnification shall be made only to the extent such claim or claims exceed
               Forty Thousand Dollars ($40,000.00) in the aggregate. Notwithstanding anything contained herein to the contrary, in the event that the basket amount relating to Company No. 1 or Company No. 2 is not utilized, any unused amount can be allocated to the other entity, it being the intent of the Parties to provide a total aggregate basket amount hereunder of Fifty Thousand Dollars ($50,000.00).

         (b) In addition, notwithstanding anything contained herein to the contrary, the maximum aggregate liability that Seller No. 1 and Seller No. 2 may be collectively required to pay Purchaser under this Section 12 shall be limited to an amount equal to the total consideration paid hereunder by Purchaser to Seller No. 1 for the Company No. 1 Shares, to Seller No. 1 for the Company No. 2 Shares (including any amounts that may be paid under Section 2.05) and to Seller No. 2 for the Company No. 2 Non-Voting Shares (including any amounts that may be paid under Section 2.05).

         (c) Notwithstanding anything contained in this Agreement to the contrary, the maximum amount that Purchaser may be collectively required to pay to Seller No. 1 and/or Seller No. 2 under this
               Section 12 as a result of any and all breaches shall be limited to the total consideration that may be paid under Sections 2.02, 2.03, 2.04 and 2.05 of this Agreement by Purchaser to Seller No. 1 and Seller No. 2.


                                  ARTICLE XIII

13.          Conditions  Precedent  to  the  Obligations  of  Each  Party.  The
             ------------------------------------------------------------
         obligations of the Parties to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Closing Date, of the following conditions:

          1.   No  Injunction,  Etc.  The  consummation  of  the  transaction
               ---------------------
               contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any order, injunction, decree or judgment of any Court or other Governmental Authority. No Court or other Governmental Authority shall have determined any Applicable Law to make illegal the consummation of the transactions contemplated hereby or by the other Sellers Documents, and no proceeding with respect to the application of any such Applicable Law to such effect shall be pending.

13.01    Conditions  Precedent  to  Purchaser's Obligations.  The obligations of
         -------------------------------------------------
         Purchaser to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by Purchaser, in its sole discretion) on or prior to the Closing Date of the following additional conditions, which Seller No. 1 and Seller No. 2, as applicable, agree to use reasonable good faith efforts to cause to be fulfilled:

         1.    Consents.  Seller  No.  1  and Seller No. 2, as applicable, shall
               --------
               have obtained all Consents necessary to consummate the transactions contemplated hereby, unless the failure to obtain any such Consent would not materially adversely affect Company No. 1 or Company No. 2 or its respective assets.

          2.   Transfer  Documents  and  Other  Miscellaneous  Matters Regarding
               -----------------------------------------------------------------
               Company No. 1. Seller No. 1 shall have delivered to Purchaser, at
               -------------
               or before the Closing, the following documents, all of which shall be in form and substance reasonably acceptable to Purchaser and its counsel:

               (i) A certificate or certificates for all of Company No. 1 Shares. Such certificate(s) shall be in form for transfer, duly endorsed in blank by Seller No. 1, or with appropriate duly executed stock transfer powers attached;

               (ii) Opinion letter of Sirote & Permutt, P.C., counsel for Seller
                    No. 1, in respect of Company No. 1, addressed to Purchaser and dated the Closing Date;

               iii) All  minute  books,  stock  certificates and transfer books, contracts, policies of insurance, tax returns, records of every kind and nature and all other documents and writings belonging or relating to Company No. 1 and its corporate organization, business and assets;

               (iv) Certificates,  dated as of the most recent practicable date, of the Secretary of State of Alabama as to the good standing of Company No. 1;

               (v)  The  Disclosure  Schedule;

               (vi) Copies  of  the  Certificate of Incorporation and By-Laws of
                    Company No. 1, certified as true and correct by an officer of Company No. 1;

               (vii)Such  resignations  of officers and directors of Company No.
                    1  as  Purchaser  may  request;

               (viii)Such  documentation  of  Company No. 1 and Company No. 2 as may be required to transfer to W. Valentz the assets set forth in Exhibit E, and the payment of all consideration and the assumption of any liabilities set forth in Exhibit E by
                    W. Valentz pursuant to documentation that is mutually acceptable to counsel for such parties;

               (ix) The  ByLaws  of Company No. 2 shall be amended to delete the restrictions on transfers of shares contained in Article 11 of the ByLaws of Company No. 2; and

               (x) Such other documents which Purchaser reasonably deems necessary to effectuate this Agreement.

          3.   Transfer  Documents  and  Other  Miscellaneous  Matters Regarding
               -----------------------------------------------------------------
               Company No. 2. Seller No. 1 and Seller No. 2 shall have delivered
               -------------
               to Purchaser, at or before the Closing, the following documents, all of which shall be in form and substance reasonably acceptable to Purchaser and its counsel:

               (i) A certificate or certificates for all of Company No. 2 Voting Shares and all of Company No. 2 Non-Voting Shares. Such certificate(s) shall be in form for transfer, duly endorsed in blank by Seller No. 1 and Seller No. 2, or with appropriate duly executed stock transfer powers attached;

               (ii) Opinion letter of Sirote & Permutt, P.C., counsel for Seller
                    No. 1 and Seller No. 2, as respects Company No. 2, addressed to Purchaser and dated the Closing Date;

               iii) All  minute  books,  stock  certificates and transfer books, contracts, policies of insurance, tax returns, records of every kind and nature and all other documents and writings belonging or relating to Company No. 2 and its corporate organization, business and assets;

               (iv) Certificates,  dated as of the most recent practicable date, of the Secretary of State of Nevada as to the good standing of Company No. 2;

               (v)  The  Disclosure  Schedule;

               (vi) Copies  of  the  Certificate of Incorporation and By-Laws of
                    Company No. 2, certified as true and correct by an officer of Company No. 2;

               (vii)Such resignations of officers and directors of Company No.
                    2  as  Purchaser  may  request;  and

               (viii)Such  other  documents  which  Purchaser reasonably deems necessary  to  effectuate  this  Agreement.

          4.   Certain Employment Agreements. W. Valentz and B. Vines shall have
               -------------------------------
               entered into the Employment Agreements described in Section 8.01.

          5.   Covenant Not to Compete Agreements. W. Valentz and B. Vines shall
               ----------------------------------
               have entered into the Covenant Not to Compete Agreements in the form set forth in Exhibits G and G-1.

          6.   Subordination Agreement. Seller No. 1 and Seller No. 2 shall have
                ----------------------
               entered into the Subordination Agreements set forth in Exhibits D and D-1.

          7.   Cancellation  and  Termination  of Employment Agreements. Company
               --------------------------------------------------------
               No. 1 and Company No. 2 and W. Valentz and B. Vines shall enter into respective agreements in form and content satisfactory to Purchaser's counsel canceling and terminating certain Employment Agreements between such individuals and Company No. 1 and/or Company No. 2.

          8.   Amendment  to  Lease. The current Lease between Company No. 1 and
               --------------------
               Company No. 2 and Valentz Properties, LLC shall be amended to implement the provisions contained in Article IX of this Agreement.

          9. Seller No. 1 and Seller No. 2 shall have executed any and all documentation necessary to cancel any existing buy-sell agreements between the shareholders.

13.02    Conditions  and  Obligations  of  Seller  No. 1 and Seller No. 2.  The
         ----------------------------------------------------------------
         obligation of Seller No. 1 and Seller No. 2 to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by Seller No. 1 or Seller No. 2 in their sole discretion), on or prior to the Closing Date, of the following additional conditions, which Purchaser agrees to use reasonable good faith efforts to cause to be fulfilled:

          1.   Consents  and  Approvals.  Purchaser  have  obtained all Consents
               ------------------------
               necessary  to  consummate  the  transactions contemplated hereby.

          2.   Consideration and Other Miscellaneous Deliveries - Company No. 1.
               -----------------------------------------------------------------
               Purchaser shall have delivered to Seller No. 1 at or before the Closing, as regards Company No. 1, the following documents, all of which shall be in form and substance acceptable to Seller No. 1 and his counsel:

               (i) A certified or cashiers checks or wire transfer for the aggregate amount to be paid to Seller No. 1 at the Closing pursuant to Section 2.04(a) hereof;

               (ii) Certified  copies  of  the  corporation  actions  taken  by
                    Purchaser authorizing the execution, delivery and performance of this Agreement;

               (iii)A  Certificate  of  Good  Standing  for Purchaser  from  the
                    Secretary of State of Delaware dated no earlier than forty-five (45) days prior to the Closing Date; and

               (iv) Opinion  letter of Lindhorst & Dreidame Co., L.P.A., counsel for Purchaser, addressed to Seller No. 1 and dated the Closing Date.
          3.   Consideration and Other Miscellaneous Deliveries - Company No. 2.
               -----------------------------------------------------------------
               Purchaser shall have delivered to Seller No. 1 and Seller No. 2 at or before the Closing, as regards Company No. 2, the following documents, all of which shall be in form and substance acceptable to Seller No. 1 and Seller No. 2 and their respective counsel:

               (i) A certified or cashiers check or wire transfer for the aggregate amount to be paid to each Seller at the Closing pursuant to Section 2.07(a) hereof;

               (ii) A  certified  or  cashiers  check  or  wire transfer for the aggregate  amount to be paid to the Escrow Agent pursuant to
                    Section  2.07(b)  hereof;

               (iii)  The  Notes  as  set  forth  in  Section  2.07(c);

               (iv) Certified  copies  of  the  corporation  actions  taken  by
                    Purchaser authorizing the execution, delivery and performance of this Agreement;

               (v)  A  Certificate  of  Good  Standing  for  Purchaser  from the
                    Secretary of State of Delaware dated no earlier than forty-five (45) days prior to the Closing Date;

               (vi) Opinion  letter of Lindhorst & Dreidame Co., L.P.A., counsel for Purchaser, addressed to Seller No. 1 and Seller No. 2 and dated the Closing Date.

          4.   Certain Employment Agreements. W. Valentz and B. Vines shall have
               -----------------------------
               entered  into the employment agreement described in Section 8.01.

          5.   Covenant Not to Compete Agreements. Seller No. 1 and Seller No. 2
               -----------------------------------
               have entered into the Covenant Not to Compete Agreements set forth in Exhibits G and G-1.

          6.   Subordination Agreement. Seller No. 1 and Seller No. 2 shall have
               -----------------------
               entered into the Subordination Agreement set forth in Exhibit D and D-1.

          7.   Line of Credit Indebtedness. Simultaneous with the closing, or as
               ---------------------------
               soon thereafter as reasonably possible, Purchaser shall take all necessary steps to procure the releases of Seller No. 1 or Seller No. 2 of any of their guarantees of any of the Line of Credit Indebtedness No. 1 or Line of Credit Indebtedness No. 2.

          8.   Other Seller Documents. Purchaser shall have entered into each of
               ----------------------
               the  Other  Seller  Documents  to  which  it  is  a  party.


                                   ARTICLE XIV

14.01    Closing.  The Closing of the sale and purchase of Company No. 1 Shares
         -------
         and Company No. 2 Voting Shares and the Company No. 2 Non-Voting Shares (the "Closing") shall take place on November 7, 2000 at the offices of Lindhorst & Dreidame, Cincinnati, Ohio, or at such other time and/or place as the parties may mutually agree upon. The Closing shall be deemed effective as of the day of Closing. The day on which the Closing actually occurs is herein sometimes referred to as the Closing Date.

                                   ARTICLE XV

15.      General  Provisions.
         -------------------

15.01    Further  Documents.  The Parties will, upon request at any time before
         ------------------
         or after Closing, execute, deliver and/or furnish all such documents and instruments, and do or cause to be done all such acts and things, as may be reasonably necessary to carry out the purpose and intent of this Agreement.

15.02    Publicity.  Neither  Seller No. 1, nor Seller No. 2, nor Company No. 1,
         ---------
         nor Company No. 2, nor Purchaser shall make any public announcements concerning this transaction without the prior written consent of the other Parties hereto. Nothing herein contained shall restrict Company No. 1 or Company No. 2 or Purchaser from communicating with its employees concerning this transaction. Each Party shall keep such communication confidential, and shall use its best efforts to prevent its respective employees from disseminating such information to the public. Nothing herein contained shall prohibit any disclosure that is required by law or a court of competent jurisdiction.

15.03    Expenses.  Except  to  the  extent  otherwise  specifically   provided
         --------
         herein, Purchaser will bear and pay all of its expenses incident to the transactions contemplated by this Agreement which are incurred by Purchaser or its representatives and Seller No. 1 and Seller No. 2 shall bear and pay all of the expenses incident to the transactions contemplated by this Agreement which were incurred by Seller No. 1 or Seller No. 2 or their representatives.

15.04    Notices.  All  notices  and  other  communications  required  by  this
         -------
         Agreement shall be in writing and shall be deemed given if delivered by hand or mailed by registered mail or certified mail, return receipt requested, to the appropriate party at the following address (or at such other address for a party as shall be specified by notice pursuant hereto):

         (a)     If  to  Purchaser,  to:
                 Pomeroy  Computer  Resources,  Inc.
                 1020  Petersburg  Road
                 Hebron,  Kentucky  41048

                 With  a  copy  to:
                 James  H.  Smith  III,  Esq.
                 Lindhorst  &  Dreidame  Co.,  L.P.A.
                 312  Walnut  Street,  Suite  2300
                 Cincinnati,  Ohio  45201-4091

         (b)     If  to  Seller  No.  1,  to:
                 William  Valentz
                 1109  Rollinghills  Circle
                 Birmingham,  Alabama  35244

                 With  a  copy  to:
                 Richard  Cohn,  Esq.
                 Sirote  &  Permutt,  P.C.
                 2311  Highland  Avenue  South
                 P.O.  Box  55727
                 Birmingham,  Alabama  35255-5727

         (c)     If to Seller No. 1 or Seller No. 2, as regards Company No. 2, to:
                 William  Valentz
                 1109  Rollinghills  Circle
                 Birmingham,  Alabama  35244

                 With  a  copy  to:
                 Richard  Cohn,  Esq.
                 Sirote  &  Permutt,  P.C.
                 2311  Highland  Avenue  South
                 P.O.  Box  55727
                 Birmingham,  Alabama  35255-5727

15.05    Binding  Effect.  Except  as  may  be  otherwise provided herein, this
         ---------------
         Agreement and all provisions hereof shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns. Except as otherwise provided in this Agreement, no Party shall assign its rights or obligations hereunder prior to Closing without the prior written consent of the other Party.

15.06    Headings.  The  headings in this Agreement are intended solely for the
         --------
         convenience  of  reference  and  shall  be  given   no  effect  in  the
         construction  or  interpretation  of  this  Agreement.

15.07    Schedules  and  Exhibits.  Schedules  and exhibits referred to in  this
         ------------------------
         Agreement constitute and integral part of this Agreement as if fully rewritten herein. Any disclosure made on any Schedule or Exhibit delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule or Exhibit required hereby.

15.08    Counterparts.  This  Agreement  may  be  executed  in  multiple
         ------------
         counterparts, each of which shall be deemed an original, but all of which constitute together one and the same document.

15.09    Governing  Law.  This  Agreement shall be construed in accordance  with
         --------------
         and  governed  by  the  laws  of  the  State  of  Alabama.

15.10    Severability.  If  any  provision  of  this  Agreement  shall  be  held
         ------------
         unenforceable, invalid or void to any extent for any reason, such provision shall remain in force and effect to the maximum extent allowable, if any, and the enforceability or validity of the remaining provisions of this Agreement shall not be affected thereby.

15.11    Waivers,  Remedies  Accumulated.  No  waiver  of  any  right  or option
         -------------------------------
         hereunder by any Party shall operate as a waiver of any other right or option, for the same right or option with respect to any subsequent occasion for its exercise, or of any right to damages. No waiver by any Party or any breach of this Agreement or of any representation or warranty contained herein shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided in this Agreement are in addition to all of the remedies provided by law. No waiver of any of the provisions of this Agreement shall be valid and enforceable unless such waiver is in writing and signed by the party granting the same.

15.12    Entire  Agreement.  This Agreement and the agreements, instruments and
         -----------------
         other documents to be delivered hereunder constitute the entire understand and agreement concerning the subject matter hereof. All negotiations between the Parties hereto are merged into this Agreement, and there are no representations, warranties, covenants, understanding or agreements, oral or otherwise, in relation thereto between the Parties other than those incorporated herein and to be delivered hereunder. Except as otherwise expressed or contemplated by this Agreement, nothing expressed or implied in this Agreement is intended or shall be construed so as to grant or refer on any person, firm or corporation other than the Parties hereto any rights or privileges hereunder. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Parties hereto.

15.13    Business  Records.  Seller No. 1 shall be permitted to retain copies of
         ----------------
         such books and records relating to the business of Company No. 1 as relates to the accounting and tax matters of the business, and have access to all original copies of records so delivered to Purchaser at reasonable times, for any reasonable business purpose, for a period of six years after the Closing Date. Seller No. 1 and/or Seller No. 2 shall be permitted to retain copies of such books and records relating to the business of Company No. 2 as relates to the accounting and tax matters of the business, and have access to all original copies of records so delivered to Purchaser at reasonable times, for all reasonable business purpose, for a period of six years after the Closing Date.

15.14    Construction  of Agreement.  In the event this Agreement is interpreted
         -------------------------
         by any court of competent jurisdiction, no Party shall be deemed the drafter of this Agreement and such court of law shall not construe this Agreement or any provision thereof against any Party as the drafter thereof.

15.15    Knowledge.  Whenever  in this  Agreement the terms "knowledge" or "best
         ---------
         knowledge" are used with respect to any Party, it shall mean the actual knowledge of the Party, or the officers and directors of the Party or Company No. 1 or Company No. 2, as applicable.


IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


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                               PURCHASER:

                               POMEROY  COMPUTER  RESOURCES,  INC.


                               By:  _______________________________

                               SELLER  -  COMPANY  NO.  1:


                               ___________________________________
                               WILLIAM  VALENTZ


                               SELLERS  -  COMPANY  NO.  2:


                               ___________________________________
                               WILLIAM  VALENTZ




                               ___________________________________
                               BARRY  VINES


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